As filed with the Securities and Exchange Commission on April 5, 2006

                           REGISTRATION NO. 333-132066


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 SIRICOMM, INC.
                  ---------------------------------------------
                 (Name of small business issuer in its charter)

          Delaware                            7372                62-1386759
------------------------------ ----------------------------  -------------------
 (State or Jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)



                              4710 East 32nd Street
                             Joplin, Missouri 64804
                                 (417) 626-9961
           -----------------------------------------------------------
           (Address and Telephone Number of Principal Executive Office
                        and Principal Place of Business)

                                Henry P. Hoffman
                      President and Chief Executive Officer
                              4710 East 32nd Street
                             Joplin, Missouri 64804
                                 (417) 626-9961
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Joel C. Schneider, Esq.
                             Sommer & Schneider LLP
                          595 Stewart Avenue, Suite 710
                              Garden City, NY 11530
                                 (516) 228-8181
                              (516) 228-8211 (fax)

       APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                               Proposed Maximum       Proposed Maximum         Amount of
Title of Each Class of Securities to       Amount to be       Offering Price Per     Aggregate Offering    Registration Fee
be Registered                             Registered (1)         Security (2)               Price
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------
Shares of Common Stock, $0.001 par          4,757,263                  $2.00             $9,514,526          $1,119.86
value per share
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------
Shares of Common Stock, $0.001 par          5,396,876                  $2.00            $10,793,752          $1,270.42
value per share (3)
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------
Total                                      10,154,139                  $2.00            $20,308,278          $2,390.28
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------

(1) All 10,154,139 shares registered pursuant to this registration statement are to be offered by the selling shareholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the average of the bid and asked price as reported on the Over the Counter Bulletin Board on February 14, 2006.
(3) Represents a total of 5,396,876 shares of common stock issuable upon the exercise of warrants held by the selling shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.


Subject to completion, dated April 5, 2006

                                   PROSPECTUS

                                 SIRICOMM, INC.

                        10,154,139 SHARES OF COMMON STOCK

This prospectus relates to an aggregate of up to 10,154,139 shares of our common stock, which may be offered by the selling shareholders identified in this prospectus for their own account. Of such shares, 4,757,263 shares were outstanding as of February 27, 2006 and 5,396,876 shares are issuable upon the exercise of warrants that we have issued to the selling shareholders, including 234,613 shares issuable upon the exercise of warrants issued to Sanders Morris Harris, Inc. as partial compensation for services rendered to us as placement agent. Our filing of the registration statement of which this prospectus is a part is intended to satisfy our obligations to certain of the selling shareholders to register for resale the shares issued to them and the shares issuable upon exercise of the warrants issued to them.

We will not receive any proceeds from the sale of the shares by these selling shareholders. We may, however, receive proceeds in the event that some or all of the warrants held by the selling shareholders are exercised.

Unless the context otherwise requires, the terms "SiriCOMM", "we," "us" or "our" refer to SiriCOMM, Inc.

Our common stock is listed on the OTC Bulletin Board under the symbol ""SIRC". From May 31, 1994 until November 21, 2002, our predecessor's common stock traded on the OTC Bulletin Board under the symbol "FPHI.". The last reported sales price per share of our common stock, as reported by the OTC Bulletin Board on February 24, 2006, was $1.50.

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is ___________, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................5

RISK FACTORS...................................................................8

NOTICE ABOUT FORWARD LOOKING STATEMENTS.......................................13

USE OF PROCEEDS...............................................................14

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS......................14

BUSINESS......................................................................15

LEGAL PROCEEDINGS.............................................................20

DESCRIPTION OF PROPERTY.......................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS...............................................................20

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE..................................................................28

MANAGEMENT....................................................................29

EXECUTIVE COMPENSATION........................................................31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................35

DESCRIPTION OF SECURITIES.....................................................36

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................37

PLAN OF DISTRIBUTION..........................................................37

SELLING SHAREHOLDERS..........................................................38

LEGAL MATTERS.................................................................40

EXPERTS.......................................................................40

AVAILABLE INFORMATION.........................................................41

   ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES............II-1

   ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.....................II-1

   ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.........................II-2

   ITEM 27. EXHIBITS........................................................II-6

   ITEM 28. UNDERTAKINGS...................................................II-10



WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

Our Company

         We are a provider of broadband wireless connectivity and application services to the commercial vehicle industry. We are rolling out a low-cost communications network combining a satellite backbone with Wireless Fidelity ("Wi-Fi") access points at strategic locations nationwide. The network allows us to provide both productivity and cost reduction software applications to the commercial vehicle industry and other users whose effectiveness "over-the-road" requires affordable driver connectivity and in-vehicle access to software productivity tools.

         The industry we are targeting is principally composed of the fleet owners and drivers of the approximately four million commercial trucks on US highways that generate well in excess of $500 billion per year in revenues. Currently, a relatively small percentage of these trucks utilize in-cab data communications (short text messaging and GPS tracking), chiefly because these solutions are expensive to install, feature costly variable service fees, and offer no clearly stated return on investment. We believe that our low cost network and suite of application solutions, combined with our subscription-based business model, are better suited to address the industry's needs than previous solutions.

         Our patent-pending network infrastructure solution provides lower cost and higher throughput connectivity when compared to other competing solutions. The point-to-multipoint broadcast feature of our network provides considerable cost-to-bandwidth efficiencies. As a result, our architecture transmits data at speeds up to 20 to 100 times faster than other competing wireless solutions. To date we have installed over 300 Wi-Fi "hot spots" at major truck stops and weigh stations and have agreements with leading truck stop chains and weigh station operators such as Pilot Travel Centers, Love's Travel Stops, Petro Truck Stops, Freight and More/DIS and others, to install access points at approximately 450 additional sites.

         We offer broadband internet access ("ISP") to our customers as well as value added applications for the commercial transportation industry which reduce costs and improve productivity for fleet operators. Our product and service offerings include:

         InTouch(TM). We formally launched our ISP service in December 2004. InTouch(TM) delivers wireless broadband connectivity for both commercial and non-commercial drivers nationwide through daily, monthly, or annual subscriptions.

         Idling Solutions. Through an exclusive agreement with Idling Solutions, LLC we provide data connectivity for one of the most innovative fuel conservation and anti-pollution systems available to the trucking industry. Through a monthly subscription we will wirelessly extract and transmit data from each of the Idling Solutions-equipped vehicles to the Idling Solutions data center. With the data we deliver, Idling Solutions monitors the performance of its product and calculates Mobile-source Emissions Reduction Credits. We currently have an expression of interest from Idling Solutions for a 50,000 unit order, however, there is no assurance that Idling Solutions will complete the purchase of 50,000 units.

         Other Applications

         - Pulse(TM). Our Pulse(TM) Box is able to extract from the truck, and wirelessly transmit to the fleet manager, key vehicle diagnostic data, driver behavior information, as well as Global Positioning (GPS) data. Pulse(TM) has significant cost reduction implications for fleets in areas such as maintenance, accident reduction, fuel efficiency, out of route miles, and fuel tax.

         - Beacon(TM). Beacon(TM) includes a suite of software applications (e.g., e-logbook, e-freight bill, etc.) that operate on a Wi-Fi enabled Personal Digital Assistant. We estimate that fleets may realize cost reductions of up to $300 per truck per month using these applications. We believe this system will enable fleets, for the first time, to economically utilize significant computing power and broadband wireless Internet connectivity in the cabs of their trucks.

         - i-Link. The i-Link service is designed to prevent fuel purchase fraud while increasing fuel island throughput at truck stops. This service is in beta testing in a major fleet, and we believe that it has the potential to be the most widely adopted and greatest revenue producing application launched on the SiriCOMM network.

         We market our products and services principally through assorted value added reseller agreements and a direct sales force. As the trucking industry is highly fragmented and comprises many small to medium-sized fleets, we use numerous resellers to maximize our sales reach. Our direct sales force is focused on the large fleets as well as coordinating the efforts of our value added resellers. Currently we are continuing to concentrate our sales efforts on InTouch(TM) while installing additional hot spots across the country. Sales of Pulse and Beacon will commence once nationwide network density reaches 400-500 sites.

         Our senior management team, led by CEO Henry (Hank) Hoffman and composed primarily of the founders of the Company, has significant experience in both the transportation and communications industries.

         We were incorporated as a Delaware corporation under the name DFW Technologies, Inc., in March 1989. In 1992, DFW Technologies, Inc. changed their name to Fountain Pharmaceuticals, Inc. In approximately November 2002, the shareholders of SiriCOMM, Inc., a privately-held Missouri corporation, incorporated in 2000 ("SiriCOMM Missouri"), exchanged all of the issued and outstanding common stock of SiriCOMM Missouri for a controlling interest in Fountain Pharmaceuticals, Inc. (the "Reverse Transaction"). As part of the Reverse Transaction, all of the then officers and directors of Fountain Pharmaceuticals, Inc. resigned and were replaced by persons designated by SiriCOMM Missouri and the name of Fountain Pharmaceuticals, Inc. was changed to SiriCOMM, Inc. As a result of the Reverse Transaction, SiriCOMM Missouri became a wholly-owned subsidiary of the Company and the prior shareholders of SiriCOMM Missouri became the controlling shareholders, officers and directors of the Company. The Company and SiriCOMM Missouri are hereinafter collectively referred to as the "Company."


     Our corporate address is 4710 East 32nd Street, Joplin, Missouri 64804, and our telephone number is 417-626-9971 and our fax number is 417-782-0475.


Summary of the Offering

         As of January 31, 2006, we consummated a private placement of units pursuant to a Confidential Private Placement Memorandum, dated December 6, 2005 and supplemented on January 23, 2006. Each unit consisted of one share of common stock and one redeemable common stock purchase warrant. As part of the private placement, we sold an aggregate of 4,692,263 units (4,692,263 shares and 4,692,263 warrants) for an aggregate purchase price of $5,396,610.45 or $1.15 per unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $1.50 per share. The warrants contain certain anti-dilution rights and are redeemable by us, on terms specified in the warrants.

         Sunflower Capital, LLC, a limited liability company managed by William
P. Moore, a director of the Company, purchased an aggregate of 1,764,872 units in the offering, which consisted of a new investment of $1,525,000 to purchase 1,326,087 units and the conversion of a $500,000 promissory note plus accrued interest in the amount of $4,602 to purchase 438,785 units.

         In connection with the private placement, Sanders Morris Harris, Inc., the placement agent in the private placement, received a commission equal to 5% of the offering price of the units sold by them in the private placement, a commission equal to 2 1/2% on the 1,764,872 units by Sunflower Capital and a financial advisory fee equal to 2% of the offering price of the units sold in the private placement and a warrant to purchase 234,613 shares of common stock, or 5% of the units sold in the private placement. The warrants are exercisable for a period of five years at an exercise price of $1.15 per share and contain the same anti-dilution rights as the common stock warrant issued in the January 2006 private placement.

         On December 27, 2005, we entered into a loan agreement with Sunflower. The loan was in the principal amount of $500,000 which was converted into 438,785 units of the January 2006 private placement as discussed above. As consideration for Sunflower making the loan, we issued to Sunflower a warrant to purchase 200,000 shares of common stock. The warrants are exercisable at $1.26 per share and expire on December 15, 2010. We are registering the 200,000 shares underlying this warrant.

         On September 21, 2005 we issued warrants to purchase an aggregate of 200,000 shares of common stock to Messrs. Clark Burns and Philip Snowden pursuant to a finder's agreement dated November 14, 2003, between SiriCOMM and Messrs. Burns and Snowden. We are registering the 200,000 shares of common stock underlying these warrants pursuant to the terms of the finder's agreement.

         On July 8, 2005, we issued 15,000 shares of common stock and warrants to purchase 20,000 shares of common stock to Interactive Resource Group ("IRG") pursuant to a consulting agreement. The warrants are exercisable for four (4) years and have varying exercise prices , 10,000 at $2.50, 5,000 at $3.00 and 5, 000 at $4.00. We are registering herein the 15,000 shares and the 20,000 shares underlying the warrants.

         We are also registering 50,000 shares of common stock and 50,000 shares underlying warrants issued to IRG pursuant to a consulting agreement dated November 30, 2005. The warrants are exercisable for four (4) years and have varying exercise prices, 16,666 at $1.25, 166,667 at $1.35 and 16,667 at $1.45.

         Common stock offered by SiriCOMM:    None.

         Common stock offered by selling      10,154,139 shares, which
         shareholders:                        includes 5,396,876 shares
                                              issuable upon exercise of the
                                              warrants described above.

         Common stock outstanding:            As of February 21, 2006,
                                              24,913,713 shares of our
                                              common stock were issued and
                                              outstanding.

         Proceeds to SiriCOMM:                We will not receive proceeds
                                              from the resale of shares by
                                              the selling shareholders. If
                                              all warrants are fully
                                              exercised, we will receive
                                              approximately $7,987,700 in
                                              cash from the warrant
                                              holders.

         Use of proceeds:                     Working capital.

         OCT Bulletin Board Symbol:           SIRC.

                                  RISK FACTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ARE REALIZED, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

                          Risks Related to Our Business

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have never generated meaningful revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in the Company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

We are dependent on outside financing for continuation of our operations.

Because we have never generated meaningful revenue and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

SiriCOMM launched its initial product for commercialization in December 2004 and there can be no assurance that our products will be accepted by potential customers.

Since our founding in 2000, we have invested nearly seven million dollars in our business plan and into the development of infrastructure. However, we only recently commenced marketing our initial product offering, InTouch(TM) internet service, in December 2004. There can be no assurance that our target market of prospective customers will commercially accept our products. A failure to gain a certain level of acceptance in the market may result in a level insufficient for us to generate a profit and sustain our business activities.

SiriCOMM requires significant additional capital to complete the installation of its national Network and these funds may not be available when we need them.

The Company's Network (defined below) became operational in October 2004, is only partially built, and significant capital is required by the Company to install the number of WLAN site locations which the Company believes are required to offer a robust national business service to its target market. While the Company believes it has adequate capital to install up to 750 additional sites, there can be no assurance that the capital will be available when it is needed. If such capital is not available, there can be no assurance that the Network, as it is currently installed in 38 states, is sufficiently dense or nationally robust enough to have functional utility to its target market. If these funds are not available when we need them, we will be required to raise additional capital, which there can be no assurance that such capital will be available and we may need to change our business strategy and limit the expansion of our Network, which would limit its functional utility and thus our ability to develop our business in the manner intended.

We compete with large, well-capitalized companies.

While we believe that there are currently no direct competitors in the trucking or highway wireless broadband market, the overlapping mobile wireless broadband industry is dominated by several large, well-capitalized companies such as Qualcomm and PeopleNet. Several of these entities have greater financial resources than us and as a result, we may not be able to invest comparable levels of funding into our business. There can be no assurance that we will be successful in establishing the credibility, products and services and financial position necessary to successfully compete against these large, well-established competitors. A failure to do so could mean that we will perform substantially below our expectations and that investors in the Company could lose some or all of their investment. Furthermore, existing competitors may grow their business, and new competition may enter the market over time, all of which may increase competition and our ability to be successful in our industry.

Our industry is characterized by rapidly changing technology.

The mobile wireless broadband service industry is subject to rapid change and evolution of the technology platforms, products and services available to customers. There can be no assurance that either the suite of products and services that we have developed are currently the most up-to-date and competitively priced or that such products and services will not be made obsolete as a result of the technology developments of competitors. A failure by us to have, maintain and continue to develop or acquire leading edge technology could mean that we will substantially under-perform versus our expectations and thus have a materially detrimental effect on our business operations.

Our business model requires us to continually develop and augment our suite of products through internal development and product acquisitions.

Our business model is dependent on our ability to augment our initial suite of products and services with additional products and services important to providing customers with an integrated communication and productivity suite of products and services. There can be no assurance that we have either the ability or resources to accomplish this, thus affecting our ability to develop a profitable business enterprise. A failure to develop existing or additional products and services or obtain additional products and services necessary to maintain a productive suite of products and services may have a materially detrimental effect on our business operations.

Our inability to recruit and retain qualified employees could cause our financial condition to suffer.

We believe that we have recruited the nucleus of a solid management team, however, due to our small size and thin capitalization, there can be no assurance that we can retain our management team or that we can hire the additional management and employees that we will need to employ as the Company grows or to sustain such growth. Our inability to attract and retain qualified employees could affect our ability to successfully implement our business plan and expand our business.

We are heavily dependant on key personnel, and a loss of such personnel could have a detrimental effect on our business.

We are highly dependent upon the efforts of our senior management team, including our President and Chief Executive Officer, Mr. Henry P. Hoffman. The loss of the services of one or more of these individuals might impede the achievement of our development objectives. Because of the specialized nature of our business, we are highly dependent upon our ability to attract and retain qualified personnel. The loss of such key personnel could have a materially detrimental effect on our business. We do not maintain key person insurance on any employees' life.

Disruption of our services due to accidental or intentional security breaches may harm our reputation, potentially causing a loss of sales and an increase in our expenses.

A significant barrier to the growth of wireless data services or transactions on the Internet or by other electronic means has been the need for secure transmission of confidential information. Our systems could be disrupted by unauthorized access, computer viruses and other accidental or intentional actions. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third party were able to misappropriate our users' personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities that could materially adversely impact our revenue and could result in the loss of customers.

There is no established market for our products and services; we may not be able to sell enough of our services to become profitable.

The markets for wireless data and transaction services are not fully developed. Continued growth in demand for, and acceptance of, these services remains uncertain. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. We cannot determine with any certainty whether these barriers will be overcome. Our competitors may develop alternative wireless data communications systems that gain broader market acceptance than our current and future systems. If the market for our services does not grow, or grows more slowly than we currently anticipate, we may not be able to attract and maintain customers and our financial condition would be adversely affected.

Our strategic alliances may not deliver the value we paid or will pay for them.

We may incur excessive expenses if we do not successfully integrate our strategic alliances or if the costs and management resources we expend in connection with integration exceed our expectations. We expect that our strategic alliances and any acquisitions and investments we may pursue in the future will have a continuing, significant impact on our business, financial condition and operating results. The value of the companies that we acquire or invest in may be less than our estimates and our financial results may be adversely affected if:

         o we fail to assimilate the acquired assets with our pre-existing business;

         o our management's attention is diverted by other business concerns; or

         o we assume unanticipated liabilities related to the acquired assets.

In addition, the companies we have acquired or invested in or may acquire or invest in are subject to each of the business risks we describe in this section, and such risks may affect the value of such acquisitions and investments. Further, we cannot guarantee that we will realize the benefits or strategic objectives we were seeking to obtain by acquiring, investing or partnering with these companies.

We may not achieve profitability if we are unable to maintain, improve and develop the wireless data services we offer. We believe that our future business prospects depend in part on our ability to maintain and improve our current services and to develop new products and services on a timely basis. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. As a result of the complexities inherent in our service offerings, major new wireless data services and service enhancements require long development and testing periods. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance. If we cannot effectively develop and improve services, we may not be able to recover our fixed costs or otherwise become profitable.

Any type of systems failure could reduce sales, increase costs or result in claims of liability.

Any disruption from our satellite feeds or backup landline feeds could result in delays in our subscribers' ability to receive information. We cannot be sure that our systems will operate appropriately if we experience a hardware or software failure or if there is an earthquake, fire or other natural disaster, a power or telecommunications failure, intentional disruptions of service by third parties, an act of God or an act of terrorism or war. A failure in our systems could cause delays in transmitting data, and as a result we may lose customers or face litigation that could involve substantial costs and distract management from operating our business.

Failure of satellite(s) or loss of satellite capacity would materially and adversely affect our network.

The operation of our network and our subscriber's ability to receive and exchange information is dependent upon our continued access to satellite transmission capacity and the proper performance of the satellite(s) utilized by the Company. We have contracted with ViaSat, Inc., a California-based satellite communications service provider ("ViaSat"), for satellite bandwidth capacity in the Ku-band frequency range to support our network. While the Company's satellite service may not be preempted by ViaSat to restore another customer's service, in the event of a failure or significant disruption in the satellite capacity provided by ViaSat, we would have to obtain alternative satellite capacity rights. While we believe that in such an event we will be able to obtain alternative satellite capacity, we do not currently have rights for redundant capacity and there can be no assurance that we will be able to obtain such satellite capacity on terms favorable to us. Our inability to obtain alternative satellite capacity in a timely manner, or on terms favorable to us would have a material adverse effect on our operations and financial results.

A significant portion of our business is dependent upon relationships with three customers.

We have deployed a network of SiriCOMM Wi-Fi spots at locations convenient to highway travelers for wireless Internet access, which is currently the most widely available Internet access network built for the highway transportation market. The SiriCOMM Wi-Fi spots are located at participating Pilot locations, select roadside weigh stations that feature PrePass(TM) ("PrePass") and participating Love's locations. The Company's contracts with Pilot and Love's to install and maintain these Wi-Fi spots may be terminated upon 90 days advance notice. If Pilot or Love's terminate their contracts with us, we would experience an immediate detrimental impact on our business, resulting in a materially detrimental effect on our results of operations. The initial term of our contract with ACS for the installation of 10 PrePass sites expired December 28, 2005 and all indications by ACS have been to the effect that SiriCOMM has complied with the terms as so stated. The Company is currently in discussions with ACS to extend its contract and to significantly expand the number of PrePass site installations. While the Company expects that such an extension of the ACS contract will be entered into, there can be no assurance that such contract extension will be consummated on terms acceptable to the Company or for the number of additional sites anticipated. Failure to successfully extend the ACS contract on these terms would materially and adversely affect the Company's ability to expand its network as currently anticipated.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

New laws and regulations that impact our industry could increase our costs or reduce our opportunities to earn revenue.

We are not currently subject to direct regulation by the Federal Communications Commission (the "FCC") or any other governmental agency, other than regulations applicable to publicly traded Delaware corporations of similar size that are headquartered in Missouri. However, in the future, we may become subject to regulation by the FCC or other state and federal agencies. In addition, the wireless carriers that supply us airtime and certain of our hardware suppliers are subject to regulation by the FCC and regulations that affect them could increase our costs or reduce our ability to continue selling and supporting our services.

A pending lawsuit, if successful, could have an adverse effect on our financial condition and business operations.

On December 17, 2004, Henry Hoffman, Kory Dillman, David Mendez, Tom Noland, Richard Iler and Terry Thompson were named defendants in a lawsuit entitled Greg Sanders v. Henry Hoffman et al. Messrs. Hoffman, Dillman, Mendez and Iler are officers and directors of the Company, Mr. Thompson is a director of the Company and Mr. Noland is a former officer and director of the Company. The action was brought in the Circuit Court of Jackson County, Missouri at Kansas City (04CV236387). The action alleges fraud, misrepresentation and breach of fiduciary duty relating to a settlement agreement entered into between the Company and Mr. Sanders. The Company was not a party to this lawsuit. The complaint seeks damages in excess of $9,679,903. The defendants' filed a motion to dismiss which was denied by the Court. The defendants have subsequently filed counter claims against the plaintiff as part of their answer on August 18, 2005. Subsequently on February 8, 2006 the Plaintiff sought to amend the complaint to add the Company as a defendant. The Company has filed a motion in opposition of this petition. The Company will pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously.

                        Risks Related to Our Common Stock

Our common stock has experienced volatility in the past, and may experience significant volatility in the future, which substantially increases the risk of loss to persons owning our common stock

Because of the limited trading market for our common stock, and because of the significant price volatility, stockholders may not be able to sell their shares of common stock when they desire to do so. In 2004, our stock price ranged from a high of $6.00 to a low of $.95, and in 2005, our stock price ranged from a high of $4.30 to a low of $1.15. The inability to sell shares in a rapidly declining market may substantially increase the risk of loss as a result of such illiquidity and the price for our common stock may suffer greater declines due to its price volatility.

Our common stock is traded on the OTC Bulletin Board, which may be detrimental to investors

Our shares of common stock are currently traded on the OTC Bulletin Board. Stocks traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/ask quotations. We cannot predict whether a more active market for our stock will develop in the future. In the absence of an active trading market:

         o investors may have difficulty buying and selling our common stock or obtaining market quotations;

         o        market visibility for our common stock may be limited; and

         o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our common stock is subject to penny stock rules, which may be detrimental to investors

Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.

This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock. Additionally, our common stock is subject to SEC regulations for "penny stock." Penny stock includes any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

                     NOTICE ABOUT FORWARD LOOKING STATEMENTS

When used in this prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "intend," "plans", and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") regarding events, conditions and financial trends which may affect our future plans of operations, business strategy, operating results and financial position. Forward looking statements in this prospectus include without limitation statements relating to:

         o trends affecting our financial condition or results of operations;

         o        our business and growth strategies;

         o        our technology; and

         o        our financing plans.

Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors include, among other things:

         o our ability to obtain additional sources of capital to fund continuing operations, in the event that we are unable to timely generate revenues;

         o our ability to retain existing or obtain additional licensees who will act as distributors of our products;

         o our ability to obtain additional patent protection for our technology; and

         o other economic, competitive and governmental factors affecting our operations, market, products and services.

Additional factors are described in our other public reports and filings with the Securities and Exchange Commission (the "SEC"). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. SiriCOMM undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

This prospectus relates to 10,154,139 shares of our common stock, which may be sold from time to time by the selling shareholders. We will not receive any part of the proceeds from the sale of common stock by the selling shareholders. If all warrants are fully exercised, we will receive approximately $7,987,700 in cash from the warrant holders. Any proceeds received by us from the exercise of the warrants will be used by us for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock presently trades on the OTC Bulletin Board under the symbol "SIRC." From May 31, 1994 until November 21, 2002 our predecessor's common stock traded on the OTC Bulletin Board under the symbol "FPHI."

As of February 21, 2006, we had 24,913,713 outstanding shares of common stock, $.001 par value. As of February 21, 2006, we had outstanding 213,417 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). Each share of Series A Preferred Stock converts into our common stock at the rate of $2.00 per share. As of February 21, 2006 we had outstanding 12,205,449 warrants and options.

The following table sets forth certain information with respect to the high and low market prices of our common stock for the fiscal years ended September 30, 2003, 2004 and 2005 and the first quarter of fiscal year 2006:

         Year                       Period                  High           Low
         ----                       ------                  ----           ---

         Fiscal Year 2003       First Quarter              $4.00         $1.20
                                Second Quarter             $2.25         $0.02
                                Third Quarter              $2.40         $0.99
                                Fourth Quarter             $2.00         $0.80
         Fiscal Year 2004       First Quarter              $1.40         $0.95
                                Second Quarter             $4.90         $1.02
                                Third Quarter              $6.00         $3.70
                                Fourth Quarter             $5.15         $2.75
         Fiscal Year 2005       First Quarter              $4.30         $2.35
                                Second Quarter             $2.80         $1.35
                                Third Quarter              $2.05         $1.53
                                Fourth Quarter             $1.95         $1.15
         Fiscal Year 2006       First Quarter              $1.65         $0.99

The closing price of our common stock on February 13, 2006 was $2.06.

The high and low prices are based on the average bid and ask prices for common stock, as reported by the OTC Bulletin Board. Such prices are inter-dealer prices without retail mark-ups, mark-downs or commissions and may not represent actual transactions.

Shareholders

Records of our stock transfer agent indicate that as of February 21, 2006, we had 145 record holders of our common stock. Since a significant number of our shares are held by financial institutions in "street name," it is likely that we have significantly more stockholders than indicated above. We estimate that we have approximately 1,000 beneficial holders, including such shares held in "street name."

Dividend Policy

Our board of directors determines any payment of dividends. We have never declared or paid any cash dividends, and we do not anticipate or contemplate paying cash dividends in the foreseeable future. It is our Board of Directors intention to utilize all available funds for working capital of SiriCOMM.

                                    BUSINESS

Introduction. SiriCOMM is an application service provider specializing in wireless Internet connectivity and productivity applications tailored to the highway transportation industry. The company is guided by its mission of helping truck fleets to improve productivity, reduce costs, increase safety, and strengthen security. To achieve that goal, SiriCOMM has deployed a network of SiriCOMM Wi-Fi hot spots at locations convenient to highway travelers. SiriCOMM's proprietary network, the foundation for its applications, delivers wireless broadband connectivity by what management believes to be a fraction of the cost of conventional wireless networks. By providing both Internet access and a robust application host platform, SiriCOMM delivers a more responsive and convenient way for all industry stakeholders to interact with information needed on a regular basis.

Presently, SiriCOMM's network is the most widely available wireless Internet access network built for the highway transportation market. To date we have installed over 300 Wi-Fi "hot spots" at major truck stops and weigh stations and have agreements with leading truck stop chains and weigh station operators such as Pilot Travel Centers ("Pilot"), Love's Travel Stops ("Loves"), Petro Truck Stops ( "Petro"), Freight and More, Inc./DIS - Direct Internet Services and others to install access points at approximately 450 additional sites.

The Company's network technology is built upon a distributed server model that uses satellite for data backhaul. This architecture provides key advantages: 1) the network is truly go-anywhere and operates independently of any terrestrial-based communication infrastructure; 2) the satellite multicast features allows data to be simultaneously available at all SiriCOMM Wi-Fi hot spots; 3) bandwidth management is handled from a single location as opposed to multiple points that would be required by a nationwide terrestrial network; 4) the remote server makes each hot spot an extension of fleet operations; and, 5) proprietary technologies mitigate inherent weaknesses found in conventional satellite networks.

SiriCOMM completed phase one installations in 2004 and opened the network for business in December 2004. Initially, network access subscriptions were limited to only credit card sales through the company's web site. By June 2005 Pilot began offering cash point of sales (POS) subscriptions at its in-store registers.

We market our products and services principally through assorted value added reseller agreements and a direct sales force. As the trucking industry is highly fragmented and comprises many small to medium-sized fleets, we use numerous resellers to maximize our sales reach. Our direct sales force is focused on the large fleets as well as coordinating the efforts of our value added resellers. Currently we are continuing to concentrate our sales efforts on InTouch(TM) while installing additional hot spots across the country. Sales of Pulse and Beacon will commence once nationwide network density reaches 400-500 sites.

Our senior management team, led by CEO Henry (Hank) Hoffman and composed primarily of the founders of the Company, has significant experience in both the transportation and communications industries.

We were incorporated as a Delaware corporation under the name DFW Technologies, Inc., Inc., in March 1989. In 1992, DFW Technologies, Inc. changed their name to Fountain Pharmaceuticals, Inc. In approximately November 2002, the shareholders of SiriCOMM, Inc., a privately-held Missouri corporation, incorporated in 2000 ("SiriCOMM Missouri"), exchanged all of the issued and outstanding common stock of SiriCOMM Missouri for a controlling interest in Fountain Pharmaceuticals, Inc. (the "Reverse Transaction"). As part of the Reverse Transaction, all of the then officers and directors of Fountain Pharmaceuticals, Inc. resigned and were replaced by persons designated by SiriCOMM Missouri and the name of Fountain Pharmaceuticals, Inc. was changed to SiriCOMM, Inc. As a result of the Reverse Transaction, SiriCOMM Missouri became a wholly-owned subsidiary of the Company and the prior shareholders of SiriCOMM Missouri became the controlling shareholders, officers and directors of the Company.

Our corporate address is 4710 East 32nd Street, Joplin, Missouri 64804, our telephone number is 417-626-9971, and our fax number is 417-782-0475.


The Network.

There are four key components to SiriCOMM's network architecture--the wireless local area network (WLAN), the remote server (RS), the satellite communication link, and the Hub server (the "Network"). SiriCOMM believes it is unique in that these proven technologies have never before been integrated into such an end-to-end solution. Internet protocol data is transmitted from the Hub across the satellite system to each WLAN using technologies that optimize network performance. As a result, customers enjoy wireless Internet access at locations convenient to highway travel.

The network is made up of a series of connected wireless local area networks that serve as "hot spots." Each hot spot is installed at optimal, high density locations near Interstate and secondary highway systems. Every WLAN hot spot consists of Wi-Fi technology and a dedicated proxy server (RS) and is connected by satellite uplink to the Company's central Hub data server. The complete network provides subscribers with wireless access to the Internet and a robust host platform of application services. Each hot spot involves a capital cost of approximately $4,000.

SiriCOMM's satellite link is secured through an agreement with ViaSat. SiriCOMM selected ViaSat's LinkStar product, which uses Ku-band to enable wideband transmission of IP-based data between the remote servers and the Hub. ViaSat's service, when combined with SiriCOMM's proprietary database replication technologies, maximizes the capacity of the satellite bandwidth, creating an optimized wide-area network communication channel. As a result, the system provides greater bandwidth-to-cost ratios when compared to any other communications options.

SiriCOMM's proprietary RS incorporates the functions of router, caching-proxy server, video-on-demand server, and web server into a single compact package. The RS stations are custom-built computers running a custom operating system based on the BSD 5.2 kernel (Unix). The servers are designed for reliable, unattended 24x7 operation and feature mechanisms that enhance reliability. The operating firmware runs from nonvolatile solid-state memory, not a mechanical hard disk, which enables the servers to be remotely and completely reformatted from SiriCOMM's Network Operations Center (NOC). The unique design features of the RS and capacity of the system provide substantial opportunity for future applications to include pay-per-view video, audio file downloading, fleet intranet hosting, distance learning, and much more.

The system is designed to simplify the customer experience. Any computer or hand-held device with a standard 802.11 wireless device can connect to the hot spot. Once connected, the company's web site presents a simple e-commerce subscription form. Once subscribed, the Company's proprietary MAC filter automates access to the network. Each hot spot is installed to provide adequate coverage over the entire location partner's property. When connected to the hot spot, subscribers enjoy always-on wireless Internet access.

To date, hot spots have been installed at 272 Pilot Travel Centers locations, 14 Love's Travel Stops, 9 roadside weigh stations that feature PrePass, 1 Celadon Trucking terminal, 1 J.B. Hunt fleet terminal, and 1 independent travel center, as well as various test sites throughout the country. Additionally, the company has entered into an agreement with Love's Travel Stops and Country Stores and Petro to install network service in each of its 110 travel stops and 66 travel stops respectively across the country. These sites, taken together, are intended to give the Company its initial network presence of 400 sites by early 2006, with a target of nearly 1000 sites by year-end 2006.

On December 28, 2004, the Company entered into a memorandum of understanding with ACS State and Local Solutions, Inc. ("ACS") regarding a pilot project to assess the value and service delivery capacity for our network services at ACS's PrePass weigh station sites. The Company has successfully installed network systems at 9 PrePass sites and 1 operations center, and anticipates that ACS will allow the Company to install its hot spots at the remaining 244 PrePass sites.

With its Hub (located in Overland Park, KS) and satellite interfaces all in place and the first 255 hot spots installed, the Network was "switched on" for commercial use as of October 1, 2004 and has since been operational and available for customer use. As of the date of this Memorandum the Company has 280 hot spots installed and operational. By the end of calendar 2006 the Company plans to complete the installation of approximately 730 additional hot spots, although presently the Company has not yet identified sites beyond the approximately 450 sites under contract for these additional hot spots. The Company believes that 1,000 hot spots will provide sufficient density for truck fleet customers to view the service as a reliable means for communicating with drivers. The Company has not yet identified locations for the additional hot spots and there can be no assurance that the Company will be able to identify such additional locations, although a finalized agreement with ACS/PrePass would bring it to the desired 1000 hot spots.

SiriCOMM's Initial Target Markets. With a national Network presence, the Company's market of opportunity includes the commercial trucking industry, federal and state law enforcement, recreation vehicles, mobile sales forces, and the general driving public.

While the Company's early sales have been focused almost entirely upon Internet connectivity (InTouch(TM)) for individual subscribers, the completion of 400+ hot spot installation will enable sales to shift to the two primary markets--commercial truck fleets and government law enforcement agencies.

Trucking. The United States trucking industry has over 500,000 fleets employing over 3.4 million drivers (by definition, a fleet is one or more trucks with a U.S. Department of Transportation issued motor carrier number). Management estimates that only 10% of trucks on the road today utilize in-cab data communications because current solutions are expensive to install, feature variable monthly service fees, and offer no clearly stated return on investment.

SiriCOMM's products and services offer fleet owners low up-front costs, fixed monthly fees and verifiable returns on investment.

To provide these returns on investment, SiriCOMM's solution combines (i) affordable basic wireless Internet access coupled with (ii) a suite of initial products and services, some proprietary to the Company and others developed by third-parties where the Company has forged an alliance (the "Strategic Alliances"). These products and services address problems that have plagued the industry for decades through proprietary software that enables paperless shipping documents with signature capture, paperless driver logs, fuel purchasing oversight, electronic vehicle performance data, decision support tools, and other two-way, wireless communications opportunities.

Government. The Company believes that it has a significant business opportunity with both state and local highway and traffic authorities as well as, potentially, the Office of Home Land Security--especially if its hot spots are authorized for points of entry into the US.

Products and Services. SiriCOMM's business model is a subscription-based customer access model where individual, business and governmental customers will pay monthly Network access fees to subscribe for various services. The Company plans to provide the services through a combination of: (i) proprietary application specific products developed by the Company which are accessible by customers via the Network and (ii) other products and services developed by others that require Network access for delivery to the user.

These products and services fall generically into two categories:

         Basic Internet Access. Certain of the Company's target market customers will seek to subscribe to the Company's service solely to gain access to the Internet. These target market customers are likely to be independent truckers and others in the private sector, who seeks only basic email and informational access afforded by the Internet. For this portion of its target market, the Company offers InTouch(TM) ISP service. Depending on the customer, its size and number of users, the Company seeks a target monthly retail subscription fee of $24.95 per truck per month for basic Internet access.

         Application Specific Productivity Software. Based on its management's experience and judgment that next generation commercial vehicle cost reductions and productivity improvements would come from driver-based decision support tools. SiriCOMM was founded as a wireless application service provider to supply productivity and cost reduction software applications to the commercial vehicle industry. For this target market segment, the Company has the following initial suite of proprietary productivity software tools available (the "Proprietary Software Productivity Tools"):

                  PULSE(TM): This is a passive wireless device connected to the vehicle ECM (engine control module) that is programmed with SiriCOMM software to provide trucking fleet operators with:

                           o        Wireless, remote vehicle diagnostics
                           o        Driver performance diagnostics
                           o        Global Positioning System coordinates
                           o        Host platform for other functions

                  The Company will charge $9.95 per truck per month for basic diagnostic information and $14.95 when GPS is included. The PULSE device, wholesale priced between $200 and $300 based on volume discount, can be installed OEM by truck manufacturers or installed on existing trucks.

                  BEACON(TM): This proprietary software service has been developed by the Company to address critical productivity needs of the trucking industry - i.e., cost reduction, productivity improvement, safety and security enhancements. The Beacon(TM) package includes InTouch(TM) and, when bundled with the Pulse(TM) product, enables substantially greater functionality. The initial suite of applications within Beacon includes:

                           E-freight bill              E-maintenance tracking
                           E-fuel network purchasing   E-Pay settlement
                           E-load finder               E-logbook
                           E-driver referral

                  The monthly subscription of $49.95 per truck per month includes access to the entire suite of software (above), unlimited Internet access (InTouch(TM)). Based upon actual fleet information, the Company's Cost Justification Model can demonstrate expected savings of approximately $300 per truck per month. In addition, the Beacon platform can easily support expansion for other revenue opportunities to include:

                           o        pay-per-view movies
                           o        advertising
                           o        networked gaming
                           o        distance learning, etc.

                  No estimates have been made by management as to potential revenues which might be realized from such sources.

                  Fleet Private Network: (fleet intranet) This hosting service utilizes existing capabilities built into the RS to extend fleet operations to each hot spot. Fleets may post their secure fleet intranet sites. The hosting fee will be based upon the fleet's total monthly storage requirements. Fleet drivers will be required to have an InTouch(TM) subscription to access their secure intranet site.

Sales and Marketing. With its Network in place and operational in 38 states, the Company believes that the sales and marketing initiatives that it has undertaken while the Network was being installed will begin to generate substantial revenue. These efforts are two-pronged as follows:

         Direct Sales. To market and sell its Proprietary Software Productivity Tools, the Company employs its own direct sales force. This direct sales force is primarily (i) marketing to the nation's larger commercial trucking fleet operators and (ii) following up in an effort to up-sell selected customers originated by the Company's sales and marketing alliance partners.

         Alliance Partners/VAR's. The Company has succeeded in establishing, among others, the following sales and marketing alliance partners/value-added resellers (VAR's) in an effort to telescope the time period within which the Company and its Products and Services gain traction in their Target Markets. These are:

                  Idling Solutions. Through an exclusive agreement with Idling Solutions, LLC we provide data connectivity for one of the most innovative fuel conservation and anti-pollution system available to the trucking industry. Through a monthly subscription we will wirelessly extract and transmit data from each of the Idling Solutions-equipped vehicles to the Idling Solutions data center. With the data we deliver, Idling Solutions monitors the performance of its product and calculates Mobile-source Emissions Reduction Credits. We currently have an expression of interest from Idling Solutions for a 50,000 unit order, however, there is no assurance that Idling Solutions will complete the purchase of 50,000 units.

                  DriverTech. DriverTech, a Salt Lake City-based supplier of ruggedized vehicle computers for the U.S. military, has signed a Memorandum of Understanding ("MOU") with the Company. The MOU contemplates that, DriverTech's TruckPC, the commercial version of its military product that is in wide use in Iraq and Afghanistan, will use SiriCOMM's network as its primary communications medium. In addition, DriverTech will be a value-added reseller of SiriCOMM's BEACON(TM) products. The Company expects to sign a definitive agreement with DriverTech in the near future. The addition of BEACON(TM) gives TruckPC far greater functionality and portability. Presently, DriverTech has scheduled several major fleets, including Swift Transportation, to beta test its product. Retail pricing for the BEACON(TM) service is $49.95 while the connectivity only subscription price is $29.95.

                  Others. In connection with its strategic Network location agreements with Pilot, Love's, Petro and Freight and More/DIS these alliance partners have also entered into VAR arrangements with the Company to be resellers of the Company's products and services. The company anticipates similar arrangements as part of the services agreement with ACS.

SiriCOMM Outlook for Business Generation. SiriCOMM opened its Network for customer use in December 2004. As indicated in the Terms of the Offering, the Company believes that it will generate approximately $4.5 million in revenue for the fiscal year ended September 2006 and $25 million for the fiscal year ended September 2007. Based on its current costs of doing business and as such costs are expected to increase as its business ramps up, the Company believes that it should be operating profitably on a run-rate basis by the end of its fiscal 2006 year.

Competition. Based upon our business approach and pioneering technology, we believe that there currently are no direct competitors in the trucking or highway wireless Internet access market. However, competition is inevitable and we believe existing entities as well as new entities will enter the marketplace. Many of such entities will have substantially more funds, experience, employees and other resources than us. As a result, no assurances can be given that we will be able to compete with such entities. We, however, believe that we have certain technological advantages, and our affordable productivity tools, extensive industry experience, and patents pending present certain entry barriers for potential competitors. Notwithstanding, there are several competitors whose services "overlap" our service offerings to some extent. These include Qualcomm, PeopleNet, PSTN-based WLAN providers, and wireless telecommunications companies.

         o Qualcomm. Qualcomm's satellite communications and tracking system provides Global Positioning System (GPS) truck locating and low bandwidth text messaging transmissions. Qualcomm currently has approximately 425,000 units installed worldwide. The system functions well, but offers limited benefits to companies according to many subscribers. Our management believes that this system is very costly to purchase, install, and operate. There is a minimum monthly messaging fee and additional charges per character when the minimum is exceeded.

         o PeopleNet. PeopleNet provides web-based fleet communications ranging from GPS tracking only to low bandwidth text, voice and applications. PeopleNet operates on Aeris.Net's Microburst service, a technology that uses underutilized portions of partner cellular provider's channels to send and receive small packets of data. For fleets electing to install the full suite of equipment and services, PeopleNet offers several applications similar to our applications. However, as it is a low bandwidth solution it does not offer Internet, intranets, or other applications requiring higher bandwidth. Equipment costs and monthly service fees are comparatively high, though somewhat less than Qualcomm, and equipment installation must be performed at one of PeopleNet's hub facilities.

         o PSTN-Based hot spot Providers. PSTN-based hot spot providers are companies that install hot spots using public switched telephone networks (PSTN), usually T-1 lines or digital subscriber lines, for access to the Internet. These businesses typically target business travelers with Internet and email access in airports, coffee shops and hotel lobbies. For example, Boingo, a nationwide hot spot aggregator, operates hot spots in locations convenient to business travelers and charges $21.95 per month for unlimited access. Though these providers are identified as competition, we anticipate developing roaming agreements with key identified hot spot providers.

Government Regulation and Industry Standards

Our products and services are currently not regulated by the FCC or local governments. The regulatory process in the United States can be time-consuming and can require the expenditure of substantial resources. There is no assurance that the FCC or state regulatory agencies will not seek to regulate the use of frequencies utilized by our services or, if such services are regulated, grant the requisite approvals for any of our products on a timely basis, or at all. The failure of our products to comply, or delays in compliance, with the various existing and evolving standards could negatively impact our ability to market our products and services. United States and state regulations regarding the manufacture and sale of modems and other data communications devices are subject to future change. We cannot predict what impact, if any, such changes may have on our business.

                                LEGAL PROCEEDINGS

On December 17, 2004, Henry Hoffman, Kory Dillman, David Mendez, Tom Noland, Richard Iler and Terry Thompson were named defendants in a lawsuit entitled Greg Sanders v. Henry Hoffman et al. Messrs. Hoffman, Dillman, Mendez and Iler are officers and directors of the Company, Mr. Thompson is a director of the Company and Mr. Noland is a former officer and director of the Company. The action was brought in the Circuit Court of Jackson County, Missouri at Kansas City (04CV236387). The action alleges fraud, misrepresentation and breach of fiduciary duty relating to a settlement agreement entered into between the Company and Mr. Sanders. The Company was not a party to this lawsuit. The complaint seeks damages in excess of $9,679,903. The defendants' filed a motion to dismiss which was denied by the Court. The defendants have subsequently filed counter claims against the plaintiff as part of their answer on August 18, 2005. Subsequently on February 8, 2006 the Plaintiff sought to amend the complaint to add the Company as a defendant. The Company has filed a motion in opposition of this petition. The Company will pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously.

We are not a party to any other legal or administrative proceedings.

                             DESCRIPTION OF PROPERTY

Our principal executive offices are located at 2900 Davis Blvd., Suite 130 Joplin, MO 64804, where we occupy approximately 1,200 square feet of office space. Our rent for this space is $1,200 per month. We lease this space on a month-to-month basis.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risks Relating to Our Business," "Description of Business" and elsewhere in this document. See "Forward-Looking Statements."

Background

 SiriCOMM is an application service provider specializing in wireless Internet connectivity and productivity applications tailored to the highway transportation industry. The company is guided by its mission of helping truck fleets to improve productivity, reduce costs, increase safety, and strengthen security. To achieve that goal, SiriCOMM has deployed a network of SiriCOMM Wi-Fi hot spots at locations convenient to highway travelers. SiriCOMM's proprietary network, the foundation for its applications, delivers wireless broadband connectivity at a fraction of the cost of conventional wireless networks. By providing both Internet access and a robust application host platform, SiriCOMM delivers a more responsive and convenient way for all industry stakeholders to interact with information needed on a regular basis.

Presently, SiriCOMM's network is the most widely available wireless Internet access network built for the highway transportation market. To date we have installed over 300 Wi-Fi "hot spots" at major truck stops and weigh stations and have agreements with leading truck stop chains and weigh station operators such as Pilot Travel Centers ("Pilot"), Love's Travel Stops ("Loves"), Petro, Freight and More, Inc./DIS - Direct Internet Services and others to install access points at approximately 430 additional sites.

The Company's network technology is built upon a distributed server model that uses satellite for data backhaul. This architecture provides key advantages: 1) the network is truly go-anywhere and operates independently of any terrestrial-based communication infrastructure; 2) the satellite multicast features allows data to be simultaneously available at all SiriCOMM Wi-Fi hot spots; 3) bandwidth management is handled from a single location as opposed to multiple points that would be required by a nationwide terrestrial network; 4) the remote server makes each hot spot an extension of fleet operations; and, 5) proprietary technologies mitigate inherent weaknesses found in conventional satellite networks.

SiriCOMM completed phase one installations in 2004 and opened the network for business in December 2004. Initially, network access subscriptions were limited to only credit card sales through the company's web site. By June 2005 Pilot began offering cash point of sales (POS) subscriptions at its in-store registers.

We market our products and services principally through assorted value added reseller agreements and a direct sales force. As the trucking industry is highly fragmented and comprises many small to medium-sized fleets, we use numerous resellers to maximize our sales reach. Our direct sales force is focused on the large fleets as well as coordinating the efforts of our value added resellers. Currently we are continuing to concentrate our sales efforts on InTouch(TM) while installing additional hot spots across the country. Sales of Pulse and Beacon will commence once nationwide network density reaches 400-500 sites.

Our senior management team, led by CEO Henry (Hank) Hoffman and composed primarily of the founders of the Company, has significant experience in both the transportation and communications industries.

We were incorporated as a Delaware corporation under the name DFW Technologies, Inc., Inc., in March 1989. In 1992, DFW Technologies, Inc. changed their name to Fountain Pharmaceuticals, Inc. In approximately November 2002, the shareholders of SiriCOMM, Inc., a privately-held Missouri corporation, incorporated in 2000 ("SiriCOMM Missouri"), exchanged all of the issued and outstanding common stock of SiriCOMM Missouri for a controlling interest in Fountain Pharmaceuticals, Inc. (the "Reverse Transaction"). As part of the Reverse Transaction, all of the then officers and directors of Fountain Pharmaceuticals, Inc. resigned and were replaced by persons designated by SiriCOMM Missouri and the name of Fountain Pharmaceuticals, Inc. was changed to SiriCOMM, Inc. As a result of the Reverse Transaction, SiriCOMM Missouri became a wholly-owned subsidiary of the Company and the prior shareholders of SiriCOMM Missouri became the controlling shareholders, officers and directors of the Company.


Our corporate address is 4710 East 32nd Street, Joplin, Missouri 64804, our telephone number is 417-626-9971, and our fax number is 417-782-0475.

Critical Accounting Policies and Estimates:

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. We evaluate our estimates, including those related to contingencies, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policy, among others; involve the more significant judgments and estimates used in the preparation of our consolidated financial statements:

The Company accounts for compensation costs associated with stock options and warrants issued to non-employees using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation. The Company uses the trinomial options-pricing model to determine the fair value of these instruments as well as to determine the values of options granted to certain lenders by the principal stockholder. The following estimates are used for grants in fiscal year 2006: Expected future volatility over the expected lives of these instruments is estimated to mirror historical experience of 75%; expected lives of 1-2 years is estimated based on management's judgment of the time period by which these instruments will be exercised.

Information Relating To Forward-Looking Statements

         When used in this Report on Form 10-QSB, the words "may," "will," "expect," "anticipate," "continue," "estimate," "intend," "plans", and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends which may affect the Company's future plans of operations, business strategy, operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors include, among others: (i) the Company's ability to obtain additional sources of capital to fund continuing operations; in the event it is unable to timely generate revenues (ii) the Company's ability to retain existing or obtain additional licensees who will act as distributors of its products; (iii) the Company's ability to obtain additional patent protection for its technology; and (iv) other economic, competitive and governmental factors affecting the Company's operations, market, products and services. Additional factors are described in the Company's other public reports and filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Fair Value of Equity Instruments

         The valuation of certain items, including valuation of warrants or restricted stock that may be offered as compensation for goods or services received within its contracts, involve significant estimations with underlying assumptions judgmentally determined. Warrants are valued using the most reliable measure of fair value, such as the value of the goods or services rendered, if obtainable, if such value is not readily obtainable, the valuation of warrants and stock options are then based upon a trinomial valuation model, which involves estimates of stock volatility, expected life of the instruments and other assumptions. As the Company's stock is thinly traded, the amounts recorded for equity instruments, which are based partly on historical pricing of the Company's stock, are subject to the assumption used by management in determining the fair value.

Results of Operations

For the Three Months Ended December 31, 2005, and 2004

Revenues

         SiriCOMM generated revenues of $153,952 for the three months ending December 31, 2005 while generating revenues of only $6,273 during the same period ending December 31, 2004. Revenues were solely derived from the Company's offering of its InTouch Internet service. Limited advertising has been conducted to date and no assurances can be offered that the Company will generate future revenues from the offering of the In Touch service.

Operating Expenses

         Our operating expenses consist of product research and development costs, general and administrative, selling, depreciation and amortization, as well as amortization of long-term intangible assets. During the three months ended December 31, 2005, net operating losses totaled $870,400 as compared to net operating losses of $493,015 for the three months ended December 31, 2004. The Company has increased its number of employees in accounting, software development and customer service which has contributed to the increase in net operating losses. These expenses are necessary to increase the Company's infrastructure, support the InTouch service and improve the Company's administration.

General and Administrative Expenses

         Our General and Administrative expenses consist of corporate overhead costs, administrative support, professional fees and amortization of prepaid consulting fees. For the three months ending December 31, 2005, SiriCOMM's general and administrative expenses totaled $326,100, or 31.8% of total operating expenses, while for the three months ended, December 31, 2004 general and administrative expenses totaled $150,193 or 30.1% of total operating expenses. General and administrative expenses increased as a result of the Company's engaging an investor relations and network maintenance costs which contributed principally to the net operating loss.

Salaries

         For the three months ending December 31, 2005, SiriCOMM incurred salaries of $317,696, representing 31.0% of operating expenses, as compared to $235,337, or 47.1%, of total operating expenses for the three months ended December 31, 2004. The Company has increased its personnel in accounting and customer support to operate its InTouch ISP service.

Satellite Access Fees

         With the opening of the network for introduction of its InTouch service, the Company will incur bandwidth costs associated with providing this service and its other products. The contract with its satellite provider provides for a fixed monthly cost per site which will increase as the Company adds additional sites. Satellite access fees for the three months ending December 31, 2005 were $246,543, or 24.1% of total operating expenses, as compared to $93,870, or 18.8% of total operating expenses, for the three months ending December 31, 2004. With the signing of an agreement with Sat-Net in February 2005, the Company is now amortizing intangible satellite access that was the benefit derived from this agreement. The Company expensed $126,009 as the non-cash amortization for the three months ending December 31, 2005.

Depreciation and Amortization

         Depreciation expense was $127,291 for the three month period ending December 31, 2005 as compared to $7,288 for the same period ending December 31, 2004 due to the increase in the network infrastructure.

Interest Expense

         For the three months ending December 31, 2005, interest expense was $10,477 as compared to $4,460 during the three months ended December 30, 2004. The increase in interest expense is attributable to the Company increasing its borrowing on its equipment line to $385,435 from $309,604 during the same period ending December 31, 2004, and an increase in interest rates.

For the years ended September 30, 2005 and 2004

Revenues

         SiriCOMM generated revenues of $193,741, for the fiscal year ending September 30, 2005 while not generating any revenues during fiscal year 2004. Revenues were solely derived from the Company's offering of its In Touch Internet service. In late June, Pilot Travel Centers introduced the Company's In Touch Service as a cash point of purchase transaction at the registers to facilitate purchases. Previously, the Company was limited to accepting only credit card purchases. Limited advertising has been conducted to date and no assurances can be offered that the Company will generate any meaningful revenues from the offering of the In Touch service in the future.

Operating Expenses

         Our operating expenses consist of product research and development costs, general and administrative, selling, depreciation and amortization, as well as amortization of long-term prepaid assets as compared to the same period in 2004.

         During fiscal year 2005, net operating losses totaled $3,236,245 as compared to net operating losses of $2,585,327 for 2004.

         The Company has increased its number of employees in accounting, software development and customer service which have contributed to the increase in net operating losses. These expenses were necessary to build the Company's infrastructure, support the In Touch service and improve the Company's Corporate Governance.

General and Administrative Expenses

         Our General and Administrative expenses consist of corporate overhead costs, administrative support, professional fees and amortization of prepaid consulting fees.

         For fiscal year 2005, SiriCOMM's general and administrative expenses totaled $1,199,045, or 35.0% of total operating expenses, while for 2004 general and administrative expenses totaled $1,823,959 or 70.6% of total operating expenses. For 2005 and 2004, $300,840 and $0, respectively, of general and administrative expenses represents a non-cash vesting of consulting fees paid by the issuance of stock which was granted in 2004. Accounting and legal fees increased during 2005 by $105,865 due to the Company's filing of a Registration Statement on Form SB-2.

Salaries

         For fiscal year 2005, SiriCOMM incurred salaries of $1,112,889, representing 32.4% of operating expenses, as compared to $663,115, or 25.6%, of total operating expenses for 2004. The Company hired an additional nine employees including a Controller since the same period ending September 30, 2004.

Satellite Access Fees

         Satellite access fees have been incurred as a result of the Company's launching its proprietary network, expenses were realized for fiscal year 2005 of $711,702 or 20.7% of operating expenses. The non-cash component of the satellite access fees for fiscal year 2005 was $378,027. The Company had not yet launched the Network, thus no satellite access fees had been incurred during 2004.

Research and Development

         Research and development costs increased $23,810 during fiscal year 2005 to $50,260 compared to $26,450 for 2004. The 2004 costs were low compared to 2005 due to a credit received for services from a consultant that is aiding in the development of the wireless network.

Depreciation and Amortization

         Depreciation expense was $356,090 or 10.4% of operating expenses for fiscal year 2005 as compared to $21,803 or 0.8% of operating expenses for 2004. The increase is attributable to extensive expansion and installation of network equipment.

Interest Expense

         For fiscal year 2005, interest expense was $26,593 as compared to $26,578 during 2004. The nominal change in interest expense is attributable to the Company increasing its borrowing on its line of credit during 2005 but conversely had paid other notes off during the latter part of 2004 and early in 2005.

         The valuation of certain items, including valuation of warrants or restricted stock that may be offered as compensation for goods or services received within its contracts, involve significant estimations with underlying assumptions judgmentally determined. Warrants are valued using the most reliable measure of fair value, such as the value of the goods or services rendered, if not obtainable, if such value is not readily obtainable, the valuation of warrants and stock options are then based upon a trinomial valuation model, which involves estimates of stock volatility, expected life of the instruments and other assumptions. As the Company's stock is thinly traded, the amounts recorded for equity instruments, which are based partly on historical pricing of the Company's stock, are subject to the assumptions used by management in determining the fair value.

Liquidity

         We continue to finance our operations entirely from invested funds and limited borrowing for capital expenditures. No assurances can be given that revenues will increase sufficiently to cover operating expenses or that the Company can continue to attract capital under terms favorable to it shareholders.

         As of December 31, 2005, our current assets including cash and cash equivalents, investments, accounts receivables and other current assets amounted to approximately $780,060. Current liabilities amounted to $1,349,158 and include notes payable to Southwest Missouri Bank and Sunflower Capital, LLC, accounts payable, accrued salaries, and other accrued expenses.

         On February 13, 2006 we retired the note payable to Southwest Missouri Bank by paying them $389,793, representing the principal and interest due under the note on that date. This loan was secured by various assets of the Company which were released upon making the payment.

         On February 8, 2006 the Company opened a $500,000 line of credit with Liberty Bank of Springfield, Missouri. The loan is secured by a six month certificate of deposit, which earns interest at the rate of 4.25%, deposited with Liberty Bank in the same amount. The interest rate on this line of credit is 5.25% on the outstanding principal balance. The line of credit has a six month term expiring on August 7, 2006.

         To date, the Company has not take any advances under this line of credit. The Company anticipates drawing against the line of credit when necessary for general corporate purposes, including the purchase of additional wireless equipment.

         As an emerging wireless applications services provider, we are involved in a number of business development projects, continued network installation and general operating capital requirements that will continue to require external capital to finance the Company as it introduces its applications within its business model. No assurances can be given as to the industry's willingness to purchase the Company's products or services.

         As described below, the Company completed a private placement whereby the Company sold Units at an aggregate purchase price of $5,396,103, which netted the Company approximately $5,000,000. The Company believes this capital is sufficient to fund its operations for a period of no less than twelve months, during which time the Company expects to achieve positive cash flow and will not need to raise additional capital to fund its planned operations.

         The Company to date has only introduced its InTouch Internet Service which is offered through its installations within the 275 Pilot Travel Centers. Month-to-month revenues have increased by 15-20%, evidenced as growth in revenues grew from $6,000 to $154,000 for the same period for periods ended December 2005 and December 2004 respectively With the installation of Love's Travel Centers and Petro Truckstops expected to be completed by April 30, 2006, this will bring total installations to 432. The Company is similarly of the belief that it will achieve positive cash flow for operations from InTouch singularly with these installations as of early summer 2006. Our current rate for using capital for quarter ended December 31, 2005 versus December 31, 2004 was $572,000 compared to $362,000 for the comparable period.

         The Company has expressed that a density of hotspots of 400-500 sites would enable it to introduce its other product lines through the installation of Love's and Petro thus, enabling the Pulse product to be introduced. The Company believes that orders for its Pulse Box product will generate revenues within 60 days. This will produce recurring subscription revenues as well. As expressed in its Form 8-K, the Company believes that Idling Solutions' orders will generate sales of nearly 20,000 units by calendar year-end 2006. On an annual adjusted basis, this will translate to $6,600,000 with a margin of $600,000 and recurring revenue of $3 per truck per month as installations occur.

         The Company expects to expend about $2,500,000 to install an additional 625 sites. The Company believes that the nearly $2,000,000 it has in addition to these capital requirements are sufficient to offset non-recurring expenditures or any adverse variances in operating expenses.


         As we continue to ramp-up our business and obtain new ISP contracts, the Company believes that it has adequate liquidity and that we can achieve profitability in 2006. The Company is dedicating its efforts currently to building its Internet Service and growing its network site density in order to facilitate the launch of its other planned software products.

Capital Resources

         On December 27, 2005, the Company entered into a Loan Agreement with Sunflower Capital, LLC. The loan is in the principal amount of $500,000 and is evidenced by a Convertible Promissory Note due July 1, 2006. As consideration for Sunflower making the loan, the Company issued to Sunflower a warrant to purchase 200,000 shares of the Company's common stock at $1.26 per share. The warrant expires December 15, 2010. The estimated fair value of the warrants required a discount of $76,271 be recorded against the note. This discount will be expensed over the life of the loan.

         The Note mandatorily converts into the Company's units consisting of one share of common stock and one redeemable common stock purchase warrant exercisable at $1.50 per share during the period commencing on the date of issuance and expiring five (5) years thereafter. As discussed below, the Note converted into such units at the rate of $1.15 per unit on February 1, 2006.

         On January 31, 2006, the Company consummated the private placement of its securities pursuant to a Placement Agent Agreement entered into between it and Sanders Morris Harris, Inc. as Placement Agent dated December 12, 2005. The securities sold were units consisting of one share of the Company's common stock, $.001 par value and one redeemable Common Stock purchase warrant. At the closing, the Company sold an aggregate of 4,692,263 Units at an aggregate purchase price of $5,396,103 or $1.15 per unit. At the closing, the Company delivered an aggregate of 4,692,263 Shares and 4,692,263 Warrants to the purchasers.

         Each Warrant entitles the holder to purchase one Share of Common Stock at an exercise price of $1.50 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date.

The Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. The Company may redeem the Warrants, at a price of $.10 per Warrant, at any time following the issuance date upon not less than 30 days nor more than 60 days prior written notice if (a) the Common Stock underlying the Warrants has been registered with the SEC, and (b) the closing price of the Common Stock exceeds a 200% premium of the exercise price of the Warrants for 20 out of 30 consecutive trading days.

         In connection with the private placement, Sanders Morris Harris, Inc., the placement agent in the private placement, received a commission equal to 5% of the offering price of the units sold by them in the private placement, a commission equal to 2 1/2% on the 1,764,872 units by Sunflower Capital and a financial advisory fee equal to 2% of the offering price of the units sold in the private placement and a warrant to purchase 234,613 shares of common stock, or 5% of the units sold in the private placement. The warrants are exercisable for a period of five years at an exercise price of $1.15 per share and contain the same anti-dilution rights as the common stock warrant issued in the January 2006 private placement.

         As part of the Private Placement, the Company entered into a registration rights agreement with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company, as promptly as reasonably practicable after closing of the Private Placement but in no event later than 30 days following the closing, the Company is obligated to file a registration statement on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Units, Warrants and Placement Agent Warrant. If such Registration Statement is not filed within the required time frame, or does not become effective within 90 days after closing (or 120 days after closing, if the Registration Statement is subject to review by the SEC), the Company has agreed to pay to the investors 1% of the gross proceeds of the offering for each month in which the Company fails to comply with such requirements.

         Sunflower Capital, LLC, a limited liability company managed by William
P. Moore, a director of the Company, purchased an aggregate of 1,764,872 Units in the offering, which consisted of a new investment of $1,525,000 to purchase 1,326,087 Units and the conversion of the Note plus accrued interest in the amount of $4,602 to purchase 438,785 Units.

         The aforementioned securities have been and will be issued under the exemption from registration provided in Section 4(2) of the Act.

         The cash proceeds of the above sales of securities of the Company will be used for general corporate purposes in developing the Company's planned services.

Contractual Obligations and Commercial Commitments

         Contractual obligations as of December 31, 2005 are as follows:

------------------------------ -----------------------------------------------------------------------
                               Payments Due by Period
------------------------------ -----------------------------------------------------------------------
Contractual                                    Less than
Obligations                    Total           1 year        1-3 years    4-5 years    After 5 years
------------------------------ --------------- ------------- ------------ ------------ ---------------
Line of credit and note
payable                        $ 809,164       $ 809,164     $     -      $     -      $     -
------------------------------ --------------- ------------- ------------ ------------ ---------------
Operating leases                       -               -           -            -            -
------------------------------ --------------- ------------- ------------ ------------ ---------------
Total contractual cash
obligations                    $ 809,164       $ 809,164     $     -      $     -      $     -
------------------------------ --------------- ------------- ------------ ------------ ---------------

Recent Accounting Pronouncements

         On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition. The Company will be required to adopt Statement 123(R) in the first quarter of its year ending September 30, 2007. The Company has not determined what financial statement impact Statement 123(R) will have on the Company.

Off Balance Sheet Arrangements

         We do not have any off balance sheet arrangements.


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         On April 7, 2004, based upon the recommendation of and approval by our board of directors, we dismissed Aidman Piser & Company, P.A. ("Aidman Piser") as our independent auditor and engaged BKD, LLP to serve as our independent auditor for the fiscal year ending September 30, 2004. On May 11, 2004, at the annual shareholders meeting, our shareholders affirmed the engagement of BKD, LLP as our independent auditors.

         Aidman Piser's reports on our consolidated financial statements for the fiscal year ended September 30, 2003, contained a qualified opinion as to our ability to continue as a "going concern" in our absence of revenues, or the ability to attract additional capital. During the years ended September 30, 2003 and 2002 and through April 7, 2004, there were no disagreements with Aidman Piser on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to Aidman Piser's satisfaction, would have caused them to make references to the subject matter in connection with their reports of our consolidated financial statements for such years. In addition, we believe there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

         We provided Aidman Piser with a copy of the foregoing statements and requested that Aidman Piser provide it with a letter addressed to the SEC stating whether it agrees with the foregoing statements. A copy of Aidman Piser's letter, dated April 7, 2004, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 12, 2004.

                                   MANAGEMENT

The Company's Board of Directors currently consists of six directors. Set forth below is certain information regarding our directors and key executive officers.

                                                                       Director
Name                         Age    Position                             Since
----                         ---    --------                             -----

Henry P. (Hank) Hoffman      54     President, CEO and                   2002
                                      Chairman
David N. Mendez              45     Executive Vice President -           2002
                                      Sales and Marketing;
                                      Director
Kory S. Dillman              35     Executive Vice President -           2002
                                      Internet Business
                                      Development; Director
J. Richard Iler              53     Chief Financial Officer; Director    2003
Terry W. Thompson            55     Director                             2003
William P. Moore             60     Director                             2005

Directors are elected to serve until the next Annual Meeting of shareholders and until their successors have been elected and qualified. The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

Henry P. (Hank) Hoffman

Mr. Hoffman was appointed President and CEO of the Company on November 21, 2002. On that same date Mr. Hoffman was elected to the Board of Directors of the Company and to serve as its Chairman. Mr. Hoffman co-founded SiriCOMM in January 2000 and has been its President, CEO and Chairman since SiriCOMM's inception. Mr. Hoffman has over twenty years experience in the transportation industry. From September 1, 1996 to January 21, 2000 Mr. Hoffman was President and Chief Operating Officer of Hook Up, Inc. of Joplin, MO, a small niche motor carrier. From 1990 to 1995 Mr. Hoffman was President and COO of Tri-State Motor Transit, the nation's largest transporter of munitions for the U.S. Government.

Prior to his term at Tri-State, he served in several Operations/Management positions with both Schneider National, Inc. and Viking Freight System. As an industry leader he has been a Vice President of the American Trucking Association, President and Chairman of the Board of the Munitions Carriers Conference, member of the Board of Directors of the National Automobile Transporters Association, and Forum Co-Chairman of the National Defense Transportation Association. Prior to his trucking industry career, Mr. Hoffman served as an officer in the United States Army Field Artillery for six years where he completed two command assignments. Mr. Hoffman earned a Bachelor of Science degree from the United States Military Academy, West Point, NY and a Master of Business Administration from the University of Wisconsin, Oshkosh, WI.

David N. Mendez

Mr. Mendez was appointed Executive Vice President - Sales and Marketing on November 21, 2002. On that same date Mr. Mendez was also elected a director of the Company. Mr. Mendez co-founded SiriCOMM in April 2000 and has been its Executive Vice President Sales and Marketing and a director since SiriCOMM's inception. Mr. Mendez has over nine years experience in telecommunications sales and marketing. Mr. Mendez's telecommunications expertise focuses on domestic and international data communication networks including Frame Relay and ATM infrastructures and Internet and intranet networks. From October 1998 to February 2000 he was National Sales Manager for DRIVERNet where he managed such national accounts as Ford, Kenworth, Peterbilt, Paccar Corporation, and Cue Paging. From 1995 to 1998 Mr. Mendez worked as a Major Account Manager for Sprint. Mr. Mendez graduated with a Bachelor of Science degree from Southwest Missouri State University, Springfield, MO.

Kory S. Dillman

Mr. Dillman was appointed Executive Vice President - Internet Business Development on November 21, 2002. On that same date Mr. Dillman was also elected a director of the Company. Mr. Dillman co-founded SiriCOMM in April 2000 and has been its Executive Vice President - Internet Business Development and a director since SiriCOMM's inception. From 1996 to 1999 Mr. Dillman was Creative Director for DRIVERNet. In that position he produced intranet and Internet applications for DRIVERNet and its customers. He developed specific web-based products for Volvo Trucks North America, Ambest, Petro Travel Centers, Pilot Travel Centers, Caterpillar Engines, and TravelCenters of America. Prior to joining DRIVERNet, Mr. Dillman was Art Director for Wendfall Productions. In this position he managed development for interactive gaming and mixed-mode CD's for Sony Music and Ardent Records. Mr. Dillman earned a Bachelor of Fine Arts degree from the University of Tulsa, Tulsa, OK.

J. Richard Iler

Mr. Iler was appointed Chief Financial Officer and elected to the Board of Directors in April 2003. From 2001 through 2003, Mr. Iler was managing director of a private equity fund responsible for financing activities, management consulting and investor relations of the funds portfolio companies and served as a management consultant to SiriCOMM, Inc from June 2002 to the time of his appointment in April 2003. From 1998 through 2001, Mr. Iler was Chief Financial Officer of United American e-Health Technologies, a publicly traded company, which he assisted in raising capital and preparation of regulatory filings. Mr. Iler graduated from Grand Valley State University in Allendale, Michigan with a B.S. and attended South Texas College of Law in Houston, Texas.

Terry W. Thompson

Mr. Thompson was elected to the Board of Directors in August 2003. In 2002, Mr. Thompson retired as President of Jack Henry and Associates, a provider of integrated computer systems and processor of ATM and debit card transactions for banks and credit unions. Mr. Thompson joined Jack Henry in 1990 as Chief Financial Officer and was appointed President in 2001 guiding the Company from $15 million in revenues to more than $365 million and from 98 employees to 2300 employees. Mr. Thompson was named Chairman of the Company's Audit Committee and serves as its financial expert and will serve on the Company's newly created Compensation Committee.

William P. Moore

William P. Moore was elected to the Board of Directors in May 2005 and has served as a member of the Audit Committee and will serve on the Company's newly created Compensation Committee. Mr. Moore has pursued a career as an entrepreneur since 1980, when he founded Continental Exploration, Inc., an oil and gas exploration company operating in the Eastern Kansas. In 1990, he acquired a significant ownership position in Crude Marketing, Inc., a newly formed company which purchased crude oil at the wellhead in Eastern Kansas, transported the oil by truck to pipeline terminals, and sold it to major oil refining companies. In 1995, Mr. Moore co-founded Continental Coal, Inc. which operates surface coal mines in Western Missouri and Eastern Kansas. In 2003, Mr. Moore co-founded Watersports, LLC which owns and operates a cable wakeboard lake and other recreational facilities in the Kansas City area. More recently, he co-founded Sunflower Energy, LLC, an oil and gas exploration company operating in Western Kansas.

Mr. Moore graduated from the United States Military Academy, West Point, New York, in 1967 with a Bachelor of Science degree. Following four years of military service, including nineteen months in the Republic of South Vietnam, Mr. Moore enrolled at Harvard University where he received a Master of Business Administration degree in 1973.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table

The table below shows certain compensation information for services rendered in all capacities for the fiscal years ended September 30, 2003, 2004 and 2005. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                              SUMMARY COMPENSATION TABLE
                                                                                               Long Term
                                         Annual Compensation                                   Compensation
                                         --------------------------------------------------    ------------------
                                         Fiscal Year
                                         Ended
Name and Principal Position              September 30         Salary ($)          Bonus ($)     Options/SARS (#)
---------------------------              ------------         ----------          ---------     ----------------
Henry P. Hoffman                         2005                $  218,750(a)            -               -
President, CEO and Chairman              2004                   175,000(b)            -               -
                                         2003                   150,000               -               -

David N. Mendez                          2005                $  161,458(a)            -               -
EVP-Sales and Marketing;                 2004                   125,000(c)            -               -
Director                                 2003                   125,000               -               -

Kory S. Dillman                          2005                $  161,458(a)            -               -
EVP-Internet Business                    2004                   125,000(c)            -               -
Development; Director                    2003                   125,000               -               -

J. Richard Iler                          2005                $  130,000               -               -
Chief Financial Officer;                 2004                    75,831               -               -
Director                                 2003                         -               -               -
-------------

(a) reflects payments of accrued and unpaid salary of $43,750 to Mr. Hoffman and $36,458 each to Messrs. Dillman and Mendez.
(b) includes $93,750 in accrued and unpaid compensation.
(c) includes $78,125 each in accrued and unpaid salary.

Employment Contracts

We have employment agreements with three of our executive officers, Henry P. Hoffman, David N. Mendez and Kory S. Dillman.

Mr. Hoffman's employment agreement, dated February 19, 2002 had an initial term of three (3) years and a base annual salary of $150,000 and was increased to $175,000 in 2004. Thereafter, the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Compensation Committee.

Mr. Mendez' employment agreement, dated February 19, 2002 had an initial term of three (3) years and a base annual salary of $125,000. Thereafter, the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Compensation Committee .

Mr. Dillman's employment agreement, dated February 19, 2002 had an initial term of three (3) years and a base annual salary of $115,000, which has been increased to $125,000. Thereafter, the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Compensation Committee.

Stock Options

OPTIONS/SAR GRANTS TABLE

Option/SAR Grants in the Last Fiscal Year
Individual Grants

                                                                                % of Total
                                                                               Options/SARs
                                                                                Granted to        Exercise or
                                            Fiscal       Options/SARs      Employees in Fiscal    Base Price      Expiration
Name and Principal Position                  Year         Granted (#)              Year             ($/Sh)           Date
---------------------------                 ------        -----------      -------------------    -----------     ----------
Henry P. Hoffman                             2005             -0-                  0.0%               -0-             --
President, CEO and Chairman of the Board     2004             -0-                  0.0%               -0-             --

David N. Mendez                              2005             -0-                  0.0%               -0-             --
EVP- Sales and Marketing and Director        2004             -0-                  0.0%               -0-             --

Kory S. Dillman                              2005             -0-                  0.0%               -0-             --
EVP - Internet Business Development and      2004             -0-                  0.0%               -0-             --
Director

J. Richard Iler                              2005            15,000               11.0%              $1.90         4/13/15
Chief Financial Officer and Director         2004           145,000               46.8%              $1.07         2/26/14

OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Value

                                                                                       Number of        Value of Unexercised
                                                                                      Unexercised           In-the-money
                                                        Shares                      Options/SARs at        Options/SARs at
                                                     Acquired on      Value           FY-End (#)             FY-End ($)
                                           Fiscal     Exercise       Realized        Exercisable /          Exercisable /
Name and Principal Position                  Year        (#)           ($)           Unexercisable          Unexercisable
---------------------------                  ----        ---           ---           -------------      ---------------------
Henry P. Hoffman                             2005        -0-           -0-           (E)-0- / (U)-0-         (E)$0 /(U)$0
President, CEO and Chairman of the Board     2004        -0-           -0-           (E)-0- / (U)-0-         (E)$0 /(U)$0

David N. Mendez                              2005        -0-           -0-           (E)-0- / (U)-0-         (E)$0 /(U)$0
EVP- Sales and Marketing and Director        2004        -0-           -0-           (E)-0- / (U)-0-         (E)$0 /(U)$0

Kory S. Dillman                              2005        -0-           -0-           (E)-0- / (U)-0-         (E)$0 /(U)$0
EVP - Internet Business Development and      2004        -0-           -0-           (E)-0- / (U)-0-         (E)$0 /(U)$0
Director

J. Richard Iler                              2005       1,500        $ 1,560       (E)155,000/(U)-0-
Chief Financial Officer and Director         2004       3,500        $13,045       (E)141,500/(U)-0-    (E)$143,400 /(U)$0

Compensation of Directors

On December 20, 2005, the Board authorized the following compensation package for its independent board members:

         o        Annual Cash Retainer - $5,000 per fiscal year

         o Meeting Fee - $1,000 plus reasonable travel-related expenses for on-site board meetings and/or on-site committee meetings, and $500 for meetings conducted or attended by telephone.

Stock Options. New independent board members receive an initial grant of twenty-five thousand (25,000) options to purchase Common Stock. The options vest over thirty months in the following manner: (i) 10,000 options in six (6) months from date of election; (ii) 7,500 options on the eighteen-month anniversary of the date of election; and (iii)7,500 options on the thirty-month anniversary of the date of election. Each of these options will be priced at 110% of the market price of the Company's common stock at the date of issuance. In addition, on their anniversary of appointment, all board members will receive an annual grant of 10,000 three (3) year options to purchase Common Stock. These options will be priced at market on the date of issuance and shall vest immediately.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From December 2002 through September 2003, the Company borrowed an aggregate of $375,000 from unaffiliated third parties and $30,000 from the Company's CEO. The loan to its CEO was repaid in 2004. In connection with these loans, the Company issued the lenders an aggregate 137,782 shares of its common stock. In connection with these loans, the Company's CEO issued an aggregate of 375,000 options to purchase shares of his own stock at $1.00 per share. On August 8, 2003, Mr. Terry Thompson, who had lent the Company an aggregate of $50,000 and received 19,684 of these shares and 50,000 of the aforementioned options, was elected a director of the Company. The shares were issued under the exemption from registration provided in Section 4(2) of the Securities Act of 1933. The lenders represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends were affixed to the certificates. The Company utilized the proceeds of these loans for general working capital purposes.

On February 26, 2004 the Company borrowed $1 million from Southwest Missouri Bank. The loan is federally guaranteed by the United States Department of Agriculture as part of the Rural Development Program. This loan is also guaranteed by Mr. Henry P. Hoffman, the Company's Chairman and CEO, as well as by his wife. The Company has not compensated Mr. Hoffman for providing this guaranty. This loan was subsequently retired as of February 13, 2006.

On April 11, 2005, SiriCOMM, Inc. consummated the private sale of its securities to Sunflower Capital, LLC. The securities sold consisted of units comprised of shares of the Company's common stock and warrants to purchase shares of the Company's common stock. At the closing, the Company sold an aggregate of 1,066,667 units at an aggregate purchase price of $1,600,000 or $1.50 per unit. At the closing, the Company delivered an aggregate of 1,066,667 shares and delivered warrants to purchase an additional 1,066,667 shares of the Company's common stock.

The warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.50 per share. The warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

In a separate transaction also consummated on April 11, 2005, the Company sold 413,605 warrants to Sunflower Capital, LLC at a purchase price of $53,333 or approximately $.13 per warrant. These warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five (5) years from the date of issuance at an exercise price of $3.00 per share. These warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in these warrants.

William P. Moore, a director of the Company, is the managing member of Sunflower Capital, LLC.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

On July 7, 2005, the Company consummated the private sale of its securities to ten (10) investors, including Sunflower Capital, LLC a limited liability company managed by William P. Moore, a director of the Company. The securities sold consisted of units comprised of shares of the Company's common stock and warrants to purchase shares of the Company's common stock. At the closing, the Company sold an aggregate of 267,833 units at an aggregate purchase price of approximately $401,750 or $1.50 per unit. At the closing, the Company delivered an aggregate of 267,833 shares and delivered warrants to purchase an additional 267,833 shares of the Company's common stock.

The warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.50 per share. The warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

In a separate transaction also consummated on April 11, 2005, the Company sold 25,850 warrants to Sunflower Capital, LLC at a purchase price of $3,333.50 or approximately $.13 per warrant. These warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five (5) years from the date of issuance at an exercise price of $3.00 per share. These warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in these warrants.

On December 27, 2005, the Company entered into a Loan Agreement with Sunflower Capital, LLC. The loan was in the principal amount of $500,000 and was evidenced by a Convertible Promissory Note due July 1, 2006. The principal plus accrued interest of $4,602 was converted into 438,785 units of the January 2006 private placement. As consideration for Sunflower making the loan, the Company issued to Sunflower a warrant to purchase 200,000 shares of the Company's common stock at $1.26 per share. The warrant expires December 15, 2010.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 13, 2006, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company, as a group:

Amount and Nature of Beneficial Ownership

                                         Amount of                   Percent of
Name and Address                  Beneficial Ownership (1)    Beneficial Ownership (2)
-----------------                 ------------------------    ------------------------
Henry P. Hoffman                          5,665,023                     22.74%
4710 East 32nd Street
Joplin, MO  64804

David N. Mendez                           1,063,331                      4.27%
4710 East 32nd Street
Joplin, MO  64804

Kory S. Dillman                           1,023,535                      4.11%
4710 East 32nd Street
Joplin, MO  64804

J. Richard Iler (3)                         155,200                      0.06%
3720 Arbor Road
Joplin, MO  64804

Terry W. Thompson (4)                       374,884                      1.50%
406 N. Belaire
Monett, MO  65708

William P. Moore, III (5)                 8,135,867                     27.77%
10801 Mastin, Suite 920
Overland Park, KS

Quest Capital Alliance LLC (6)            1,334,582                      5.32%
3140 E. Division
Springfield, MO  65802

Robert J. Smith (7)                       1,853,931                      7.37%
3865 E. Turtle Hatch
Springfield, MO  65809

Sat-Net Communications (8)                1,600,000                      6.17%
5000 Legacy Drive, Suite 470
Plano, TX  75024

All Directors and Officers as a
Group (6 Persons)(3)(4)(5)               16,417,840                     60.45%
--------------

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire within 60 days through the exercise of warrants or the conversion of Preferred Stock pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Securities Exchange Act of 1934.
(2)      Based upon 24,913,713 shares issued and outstanding.

(3) Includes 120,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.00 per share, 20,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.49 per share, and 15,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.90 per share. Mr. Iler also owns 200 shares that are held in street name.
(4) Includes 150,600 shares which may be obtained by Mr. Thompson upon the exercise of a like number of warrants exercisable at $2.00 per share. Also includes 4,000 shares which may be obtained by Mr. Thompson upon the exercise of a like number of options exercisable at $1.90, does not include 6,000 options which are also exercisable at $1.90 but have not yet vested.

(5) Includes 850,000 shares of common stock and 850,000 shares which may be obtained upon the exercise of a like number of warrants exercisable at $2.00 per share which are held in the William P. Moore III Revocable Trust dated October 9, 2001. Mr. Moore is the trustee of this Trust. Also includes 2,898,206 shares of common stock and an aggregate 3,537,661 shares which may be obtained upon the exercise of a like number of warrants exercisable between $1.26 - $3.00 per share owned by Sunflower Capital, LLC, a limited liability company in which Mr. Moore is the managing member. Does not include 10,000 shares which may be obtained by Mr. Moore upon the exercise of a like number of options. These options have not yet vested.

(6) Includes 100,000 shares which may be obtained by Quest Capital Alliance upon the exercise of a like number of warrants exercisable at $2.00 per share. Includes 80,582 shares which may be obtained upon the conversion of 161,165 shares of Series A Preferred Stock owned by Quest Capital Alliance.
(7) Includes 436,000 shares owned by Gunner Investments Corp., a company controlled by Mr. Smith. Includes 154,600 shares which may be obtained upon the exercise of a like number of warrants exercisable at $2.00 per share. Includes 78,000 shares which may be obtained upon the exercise of a like number of warrants exercisable at $.50 per share. Mr. Smith also owns 152,933 shares that are held in street name.
(8) Includes 1,000,000 shares which may be obtained by Sat-Net Communications upon the exercise of a like number of warrants exercisable at $2.00 per share.

As ownership of shares of the Common Stock by each of the Company's directors and executive officers is included within the foregoing table, and as the Company currently employs no additional executive officers, no separate table has been provided to identify Company stock ownership by management personnel.

                            DESCRIPTION OF SECURITIES

The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our authorized capital stock consists of 50,500,000 shares of stock. We are authorized to issue two classes of stock that consist of 500,000 shares of preferred stock, par value $0.001 per share, and 50,000,000 shares of common stock, par value $0.001 per share.

As of March 1, 2005, we had outstanding 213,417 shares of Series A Preferred Stock. Each share of Series A Preferred Stock converts into our common stock at the rate of $2.00 per share. The shares may be converted to fully-paid and non-assessable shares of common stock at the option of the holder at $2.00 per share. The shares of Series A Preferred Stock are redeemable at the option of the holder three years subsequent to the date of issuance at a redemption price equal to 110% of the stated value, plus an amount per share equal to all accrued and unpaid dividends. No dividends were declared during the year ended September 30, 2004, but dividends were accrued in accordance with the cumulative dividends rate of $.10 per share per annum.

As of February 13, 2006, we had 24,913,713 outstanding shares of common stock, $.001 par value. We have reserved 12,205,449 shares of common stock for issuance pursuant to outstanding options and warrants. Each issued and outstanding share is fully paid and non-assessable. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of our common stock have no cumulative voting rights. Holders of shares of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board of Directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of SiriCOMM, the holders of shares of our common stock are entitled to their pro rata share of all assets remaining after payment in full of all liabilities.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Certificate of Incorporation.

We maintain directors and officers liability insurance with an aggregate coverage limit of $3,000,000.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;
         o block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker/dealer as principal and resale by the broker/dealer for its account;
         o an exchange distribution in accordance with the Rules of the applicable exchange;
         o        privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker/dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker/dealers engaged by the selling shareholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the selling shareholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the prospectus to which this prospectus relates. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.


                              SELLING SHAREHOLDERS

This prospectus covers the offer and sale by the selling shareholders of up to 4,757,263 shares of common stock and an additional 5,396,876 shares of common stock issuable upon exercise of outstanding warrants. 4,892,263 of these warrants have an exercise price of $1.50 per share, 234,613 of these warrants have an exercise price of $1.15 per share, 200,000 of these warrants have an exercise price of $1.26 per share, 16,666 of these warrants have an exercise price of $1.25 per share, 16,667 of these warrants have an exercise price of $1.35 per share, 16,667 of these warrants have an exercise price of $1.45 per share, 5,000 of these warrants have an exercise price of $3.00 per share, 10,000 of these warrants have an exercise price of $2.50 per share and 5,000 of these warrants have an exercise price of $4.00 per share.

We are registering for resale shares issued by us in private placements and shares issuable on exercise of warrants issued by us in private placements. All such shares issued or to be issued are and will be restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such shares are sold pursuant to this prospectus or otherwise are sold in compliance with Rule 144.

In the purchase agreements, each of the selling shareholders represented that it had acquired the shares for investment purposes only and with no present intention of distributing those shares, except in compliance with all applicable securities law. In addition, each of the selling shareholders represented that each qualifies as an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

The table below sets forth information concerning the resale of the shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders. We will receive proceeds from the warrants, if exercised. The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days. Percentages are based on a total of 24,913,713 shares of common stock outstanding on February 13, 2006. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 13, 2006, are deemed outstanding for computing the percentage of the selling shareholder holding such option or warrant but are not deemed outstanding for computing the percentage of any other selling shareholder.

                                                                   Shares Owned Prior          Shares Owned After
                                                                     to the Offering              the Offering
                                                                 ------------------------   ------------------------
                                           No. of Shares
                                        Offered (including
                                         stock underlying
Name                                         warrants)           Number    Percentage (%)    Number    Percentage(%)
----                                         ---------           ------    --------------    ------    -------------
Crescent International Ltd. (1)               400,000            400,000        1.6%            0            *
Dolphin Offshore Partners LP  (2)             940,000            940,000        3.7%            0            *
Harborview Master Fund LP (3)                 434,782            434,782        1.7%            0            *
Iroquois Master Fund Ltd. (4)                 782,610            782,610        3.1%            0            *
K and A Holdings LLC (5)                      130,434            130,434        0.5%            0            *
Kuekenhof Equity Fund (6)                     434,782            434,782        1.7%            0            *
Meadowbrook Opportunity                       480,000            480,000        1.9%            0            *
Fund LLC (7)
Nite Capital LP (8)                           347,826            347,826        1.4%            0            *
Paragon Capital LP (9)                        200,000            200,000        0.8%            0            *
Stellar Capital Fund LLC (10)                 400,000            400,000        1.6%            0            *

Whalehaven Capital Fund Limited (11)        1,304,348          1,304,348        5.1%            0            *
Sunflower Capital LLC (12)                  3,729,744          6,435,867       22.62%      2,706,123       10.22

Sanders Morris Harris, Inc. (13)              234,613            234,613        0.9%            0            *
Philip H. Snowden (14)                        100,000            185,500        0.7%         85,500          *
Clark Burns (15)                              100,000            148,500        0.6%         48,500          *
Interactive Resources Group, Inc. (16)        135,000            135,000        0.5%            0            *

*Less than 1%

(1) Includes stock underlying a warrant to purchase 200,000 shares of common stock at an exercise price of $1.50 per share. Maxi Brezzi, who holds voting and dispositive power with respect to the securities held by Crescent International Ltd. disclaims beneficial ownership of such securities.

(2) Includes stock underlying a warrant to purchase 470,000 shares of common stock at an exercise price of $1.50 per share. Peter Salas, who holds voting and dispositive power with respect to the securities held by Dolphin Offshore Partners LP disclaims beneficial ownership of such securities.

(3) Includes stock underlying a warrant to purchase 217,391 shares of common stock at an exercise price of $1.50 per share. Harborview Special Situations LTD is a special purpose investment vehicle. Richard Rosenblum and David Stefansky have ultimate responsibility for trading with respect to Harborview Special Situations LTD . Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

(4) Includes stock underlying a warrant to purchase 391,305 shares of common stock at an exercise price of $1.50 per share. John Silverman, who holds voting and dispositive power with respect to the securities held by Iroquois Master Fund Ltd. disclaims beneficial ownership of such securities.

(5) Includes stock underlying a warrant to purchase 65,217 shares of common stock at an exercise price of $1.50 per share. Keith Kettler, who holds voting and dispositive power with respect to the securities held by K and A Holdings LLC disclaims beneficial ownership of such securities.

(6) Includes stock underlying a warrant to purchase 217,391 shares of common stock at an exercise price of $1.50 per share. Michael James, who holds voting and dispositive power with respect to the securities held by Kuekenhof Equity Fund) disclaims beneficial ownership of such securities.

(7) Includes stock underlying a warrant to purchase 240,000 shares of common stock at an exercise price of $1.50 per share. Michael Ragins, who holds voting and dispositive power with respect to the securities held by Meadowbrook Opportunity Fund LLC disclaims beneficial ownership of such securities.

(8) Includes stock underlying a warrant to purchase 173,913 shares of common stock at an exercise price of $1.50 per share. Keith Goodman, who holds voting and dispositive power with respect to the securities held by Nite Capital LP disclaims beneficial ownership of such securities.

(9) Includes stock underlying a warrant to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. Alan Donenfield, who holds voting and dispositive power with respect to the securities held by Paragon Capital LP disclaims beneficial ownership of such securities.

(10) Includes stock underlying a warrant to purchase 200,000 shares of common stock at an exercise price of $1.50 per share. Richard Schmidt, who holds voting and dispositive power with respect to the securities held by Stellar Capital Fund LLC disclaims beneficial ownership of such securities.

(11) Includes stock underlying a warrant to purchase 652,174 shares of common stock at an exercise price of $1.50 per share. Evan Schemenauer, who holds voting and dispositive power with respect to the securities held by Whalehaven Capital Fund Limited disclaims beneficial ownership of such securities.

(12) Includes (i) stock underlying a warrant to purchase 200,000 shares of common stock at an exercise price of $1.26 per share and (ii) stock underlying a warrant to purchase 1,764,872 shares of common stock at an exercise price of $1.50 per share. Sunflower also owns 1,334,500 shares and warrants to purchase an aggregate of 1,572,789 shares at exercise prices ranging between $2.50 and $3.00. William P. Moore holds voting and dispositive power with respect to the securities held by Sunflower Capital.

(13) Includes stock underlying a warrant to purchase 234,613 shares of common stock at an exercise price of $1.15 per share. Steven Bonebrake, President of Sanders Morris Harris, Inc., may be deemed to have beneficial ownership of these shares. The foregoing shall not be construed in and of itself as an admission by such person as to beneficial ownership of any such shares.

(14) Includes stock underlying a warrant to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. Mr. Snowden also owns warrants to purchase 77,000 shares at $.50 and 8,500 shares at $2.50.

(15) Includes stock underlying a warrant to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. Mr. Burns also owns warrants to purchase 40,000 shares at $.50 and 8,500 at $2.50.


(16) Includes (i) stock underlying a warrant to purchase 16,666 shares of common stock at an exercise price of $1.25 per share, (ii) stock underlying a warrant to purchase 16,667 shares at $1.35 per share, (iii) stock underlying a warrant to purchase 16, 667 shares at $1.45 per share,
      (iv) stock underlying a warrant to purchase 10,000 shares at $2.50 per share, (v) stock underlying a warrant to purchase 5,000 shares at $3.00 per share, and (vi) stock underlying a warrant to purchase 5,000 shares at $4.00 per share. Hugh L. Clark, Jr., President of Interactive Resources Group, Inc. holds voting and dispositive power with respect to the securities held by Interactive Resources Group, Inc.



                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sommer & Schneider LLP.

                                     EXPERTS

The consolidated financial statements of SiriCOMM, Inc. as of and for the years ended September 30, 2005 and 2004, appearing in this Prospectus and Registration Statement has been audited by BKD, LLP, independent accountants as set forth in its report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SiriCOMM, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.


We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at Room 1580 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or our website at http://www.siricomm.com. Information contained in our web site is not part of this prospectus.


Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

We furnish our shareholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS


Condensed Consolidated Balance Sheet as of December 31, 2005                 F-2

Condensed Consolidated Statements of Operations for the three
  months ended December 31, 2005 and December 31, 2004                       F-3

Condensed Consolidated Statements of Changes in Stockholders'
  Equity for the three months ended December 31, 2005 and
  December 31, 2004                                                          F-4

Condensed Consolidated Statements of Cash Flows for the three
  months ended December 31, 2005 and December 31, 2004                       F-5

Notes to the Condensed Consolidated Financial Statements                F-6-F-10

                                 SIRICOMM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   12/31/2005
                                   (Unaudited)



                                           ASSETS
Current Assets
Cash and cash equivalents                                                         $   715,892
Accounts receivable                                                                    31,070
Prepaid expenses and other                                                             33,098
                                                                                  -----------

Total current assets                                                                  780,060
                                                                                  -----------

Property and Equipment, at cost
Equipment                                                                           2,547,001
Network equipment in progress of installation                                         305,769
                                                                                  -----------

                                                                                    2,852,770
Less accumulated depreciation                                                         539,479
                                                                                  -----------
                                                                                    2,313,291

Software, net of amortization                                                         144,273
                                                                                  -----------

Intangible assets, net of amortization                                              2,084,994
                                                                                  -----------

Total assets                                                                      $ 5,322,618
                                                                                  ===========


                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Note payable to bank                                                              $   385,435
Convertible note payable to related party                                             423,729
Accounts payable                                                                      289,650
Accrued salaries                                                                       92,170
Other accrued expenses                                                                 98,361
Deferred revenue                                                                       59,813
                                                                                  -----------

Total current liabilities                                                           1,349,158
                                                                                  -----------

Total liabilities                                                                   1,349,158
                                                                                  -----------

Preferred stock - Series A par value $.001; 500,000 shares authorized;
 213,417 shares issued and outstanding; dividend rate of $0.025 per share per quarter commencing March 2004; liquidation preference of $1 per
 outstanding share cash payment                                                       277,443
                                                                                  -----------

Stockholders' Equity
Common stock - par value $.001; 50,000,000 shares authorized;
  20,162,950 shares issued; 20,072,950 outstanding                                     20,159
Additional paid-in capital                                                         15,199,181
Deferred compensation                                                                (631,176)
Retained deficit                                                                  (10,802,147)
Treasury stock, at cost                                                               (90,000)
                                                                                  -----------

Total stockholders' equity                                                          3,696,017
                                                                                  -----------

Total liabilities and stockholders' equity                                        $ 5,322,618
                                                                                  ===========

                See Notes to Condensed Consolidated Financial Statements

                                              F-2

                                                SIRICOMM, INC.
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                              Three Months Ended December 31,
                                                                             2005                         2004
                                                                          (Unaudited)                  (Unaudited)
                                                                          -----------                  -----------
Revenues                                                                  $   153,952                  $     6,273

Operating Expenses:
General and administrative                                                    326,100                      150,193
Salaries                                                                      317,696                      235,337
Satellite access fees                                                         246,543                       93,870
Research and development                                                        6,722                       12,600
Depreciation and amortization                                                 127,291                        7,288
                                                                          -----------                  -----------

Total operating expenses                                                    1,024,352                      499,288
                                                                          -----------                  -----------

Operating loss                                                               (870,400)                    (493,015)
                                                                          -----------                  -----------

Other Income (Expense)
Interest income                                                                 4,013                        1,861
Interest expense                                                              (10,477)                      (4,460)
                                                                          -----------                  -----------

                                                                               (6,464)                      (2,599)
                                                                          -----------                  -----------

Net loss                                                                  $  (876,864)                 $  (495,614)
                                                                          ===========                  ===========

Add: Dividends declared on preferred stock                                     (5,335)                      (5,335)
                                                                          -----------                  -----------

Loss available to common shareholders                                     $  (882,199)                 $  (500,949)
                                                                          ===========                  ===========

Net loss per share, basic and diluted                                     $     (0.04)                 $     (0.03)
                                                                          ===========                  ===========

Weighted average shares,
basic and diluted                                                          20,104,309                   16,270,568
                                                                          ===========                  ===========


                            See Notes to Condensed Consolidated Financial Statements

                                                      F-3

                                                         SIRICOMM, INC.
                                    CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                           (Unaudited)


                                                                       Additional
                                                   Common Stock         Paid-in    Deferred     Retained     Treasury
                                                Shares       Amount     Capital   Compensation   Deficit      Stock       Total
                                              ----------    -------  ------------  ----------  ------------  --------   -----------
For the three months ended
 December 31, 2004:

Balance, September 30, 2004                   16,255,650    $16,252  $  8,379,044  $ (722,016) $ (6,685,015) $      -   $   988,265

Stock options exercised                           26,800         27        26,773                                            26,800
Stock options issued for services                                          91,800                                            91,800
Accrued dividends                                                          (5,335)                                           (5,335)
Net loss                                                                                           (495,614)               (495,614)
                                              ----------    -------  ------------  ----------  ------------  --------   -----------
Balance, December 31, 2004                    16,282,450    $16,279  $  8,492,282  $ (722,016) $ (7,180,629) $      -   $   605,916
                                              ==========    =======  ============  ==========  ============  ========   ===========

For the three months ended December 31, 2005:

Balance, September 30, 2005                   20,092,950    $20,089  $ 15,063,814  $ (631,176)  $(9,925,283)      $ -   $ 4,527,444

Treasury stock purchased, 90,000 shares                                                                       (90,000)      (90,000)
Imputed discount on convertible debt issued                                76,271                                            76,271
Stock and warrants issued for services            40,000         40        49,461                                            49,501
Exercise of warrants                              30,000         30        14,970                                            15,000
Accrued dividends                                                          (5,335)                                           (5,335)
Net loss                                                                                           (876,864)               (876,864)
                                              ----------    -------  ------------  ----------  ------------  --------   -----------
Balance, December 31, 2005                    20,162,950    $20,159  $ 15,199,181  $ (631,176) $(10,802,147) $(90,000)  $ 3,696,017
                                              ==========    =======  ============  ==========  ============  ========   ===========



        `                           See Notes to Condensed Consolidated Financial Statements.

                                                              F-4

                                               SIRICOMM, INC.
                               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          Three Months Ended December 31,
                                                                          2005                     2004
                                                                          ----                     ----
                                                                      (Unaudited)               (Unaudited)
                                                                     -------------             -------------
Operating Activities
Net loss                                                             $    (876,864)            $    (495,614)
Items not requiring cash
Depreciation                                                               127,292                     7,288
Stock based compensation for services                                       49,501                         -
Amortization of bandwidth access and license                               130,599                         -
Current assets                                                             (46,875)                   (2,024)
Deferred revenues                                                           13,252                         -
Other current liabilities                                                   31,554                   128,401
                                                                     -------------             -------------

Net cash flows used in operating activities                               (571,541)                 (361,949)
                                                                     -------------             -------------

Investing Activities
Purchase of furniture and equipment                                        (47,443)                 (209,992)
                                                                     -------------             -------------

Net cash flows used in investing activities                                (47,443)                 (209,992)
                                                                     -------------             -------------

Financing Activities
Net borrowings (repayments) under line of credit, net                      (21,911)                  200,000
Borrowings from related party                                              500,000                         -
Payment of notes payable                                                         -                   (12,396)
Purchase of treasury stock                                                 (90,000)                        -
Proceeds from warrants exercised                                            15,000                         -
Proceeds from sale of common stock                                               -                    26,800
                                                                     -------------             -------------

Net cash flows provided by financing activities                            403,089                   214,404
                                                                     -------------             -------------

Decrease in Cash                                                          (215,895)                 (357,537)
Cash and Cash Equivalents, beginning of period                             931,787                 1,019,616
                                                                     -------------             -------------

Cash and Cash Equivalents, end of period                             $     715,892             $     662,079
                                                                     =============             =============


Supplemental Cash Flows Information

Interest paid                                                        $       9,381             $       4,208
                                                                     =============             =============
Stock options issued in exchange for prepaid consulting services     $           -             $      91,800
                                                                     =============             =============
Imputed discount for warrants issued with convertible debt           $      76,271             $           -
                                                                     =============             =============
Accrued dividends for Series A preferred stock                       $       5,335             $       5,335
                                                                     =============             =============



                            See Notes to Condensed Consolidated Financial Statements

                                                      F-5

                                 SIRICOMM, Inc.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)


1. Nature of operations and summary of significant accounting policies:

     Nature of Operations:

     SiriCOMM, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary of the same name, which was incorporated in the State of Missouri on April 24, 2000, has developed broadband wireless application service technologies intended for use in the marine and transportation industries. The Company opened its network in December, 2004 for commercial operation and has commenced selling its InTouch(TM) Internet Service to individual subscribers.

     Since December, 2004, the Company has commenced revenue producing operations and continues to market its service technologies, including satellite communications, wireless networking, and productivity enhancing software.

     Use of Estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Information: Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements reflect all adjustments that are in the opinion of the Company's management, necessary to fairly present the financial position, results of operations and cash flows of the Company. Those adjustments consist only of normal recurring adjustments.

     Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-KSB annual report for fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission.

     The results of operations for the period are not necessarily indicative of the results to be expected for the full year.

     Stock-based Compensation:

     The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 whereby compensation is recognized to the extent the market price of the underlying stock at the grant date exceeds the exercise price of the option granted.

                                 SIRICOMM, Inc.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)


It is the Company's practice to issue stock options to employees at or above the market value of the Company's stock on the date of grant. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation. The Company uses the trinomial options-pricing model to determine the fair value of stock-based compensation and capital contributions.

     Had compensation cost for the Company's stock option plan been determined on the fair value at the grant dates for stock-based employee compensation arrangements consistent with the method required by SFAS 123, the Company's net loss and net loss per common share would have been the pro forma amounts indicated below.

                                                        Three Months Ended
                                                          December 31,
                                                     2005               2004
                                                     ----               ----

Net loss, as reported                            $  (876,864)       $ (495,614)
Less: stock-based employee compensation
 under the fair value based method                    (2,004)          (14,669)
                                                 -----------        ----------

Pro forma net loss under fair value method       $  (878,868)       $ (510,283)

Net loss per common share-basic and diluted:
 As reported                                     $     (0.04)       $    (0.03)
 Pro forma under fair value method               $     (0.04)       $    (0.03)

Research and development costs:

     The Company incurs costs, associated with computer software to be marketed in the future. Costs incurred in connection with establishing technological feasibility have been expensed as research and development costs.

     Net loss per share:

     Net loss per share represents the net loss available to common stockholders divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if convertible preferred stock was converted into common stock. Diluted net loss per share is considered to be the same as basic net loss per share since the effect of the issuance of common stock associated with the convertible stock is anti-dilutive.

                                 SIRICOMM, Inc.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)


2. Line of Credit:

     During 2004, the Company entered into a line of credit with Southwest Missouri Bank for the purchase of network infrastructure equipment up to a maximum of $1,000,000. This note is 80% guaranteed by the U.S. Department of Agriculture ("USDA") and is secured by the network equipment. This note is further personally guaranteed by the Company's majority shareholder. The note is a demand note, but if no demand is made then monthly payments of accrued interest at an initial rate of 5.5% on the USDA guaranteed portion and 7.0% on the unguaranteed portion plus monthly principal payments of $2,358.

3. Convertible Note Payable to Related Party

     On December 27, 2005, the Company entered into a loan agreement with Sunflower Capital, LLC, a limited liability company managed by William P. Moore, a director of the Company. The loan is in the principal amount of $500,000 and is evidenced by a convertible promissory note due July 1, 2006. As consideration for Sunflower making the loan, the Company issued to Sunflower a warrant to purchase 200,000 shares of the Company's common stock at $1.26 per share. The warrant expires December 15, 2010. A discount of $76,271 was recorded based on the estimated fair value of the warrant issued and will be expensed over the life of the loan.

     The note mandatorily converts into the Company's units consisting of one share of common stock and one redeemable common stock purchase warrant exercisable at $1.50 per share during the period commencing on the date of issuance and expiring five years thereafter. The note will convert into such units at the rate of $1.15 per unit upon the closing of a private placement as described in the Loan Agreement. In the event the private placement does not close, Sunflower Capital will have the option to convert the note into shares of the Company's common stock and common stock purchase warrants at a variable conversion price determined by taking the value weighted average price of the Company's common stock for the 20 trading days prior to the date the conversion notice is sent to the Company. In addition, the Company will issue to Sunflower Capital such number of warrants equal to the number of shares being issued upon conversion. The exercise price of such warrants shall be equal to the conversion price plus $0.25. These warrants will be exercisable for a period of five years from the date of issuance. (See Note 6)

4. Stockholders' Equity:

     During the three-months ended December 31, 2005, the Company repurchased 90,000 common shares at a price of $90,000.

     On December 15, 2005, the Company issued 25,000 shares of its common stock to IRG pursuant to a consulting agreement dated November 15, 2005. The consulting agreement also requires the Company to issue an additional 15,000 shares on or before January 1, 2006 and 10,000 shares on or before February 1, 2006. Additionally, the consulting agreement calls for the issuance on January 15, 2006 of 50,000 four year warrants with the following exercise prices:

                                 SIRICOMM, Inc.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)


                  16,666 at $1.25
                  16,667 at $1.35
                  16,667 at $1.45

5. Commitments and Contingencies:

     Litigation:

     On December 17, 2004, certain officers and directors of the Company were named defendants in a lawsuit entitled Greg Sanders v. Henry Hoffman et al. Messrs. Hoffman, Dillman, Mendez and Iler are officers and directors of the Company, Mr. Thompson is a director of the Company and Mr. Noland is a former officer and director of the Company. The action alleges fraud, misrepresentation and breach of fiduciary duty relating to a settlement agreement entered into between the Company and Mr. Sanders. The complaint seeks damages in excess of $9,679,903. Although the Company was not named as a defendant, it will pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously. The defendants subsequently have answered the complaints and have filed counter claims to this action as of August 15th, 2005. Subsequently on February 8, 2006 the Plaintiff sought to amend the complaint to add the Company as a defendant. The Company has filed a motion in opposition of this petition. The Company will pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously.

6. Subsequent Events:

     On January 31, 2006, SiriCOMM, Inc. consummated a private placement of its securities. The securities sold were units consisting of one share of the Company's common stock, $.001 par value and one redeemable common stock purchase warrant. At the closing, the Company sold an aggregate of 4,692,263 units at an aggregate purchase price of $5,396,103, or $1.15 per unit. At the closing, the Company delivered an aggregate of 4,692,263 shares and 4,692,263 warrants to the purchasers.

     Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. The warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. The Company may redeem the warrants, at a price of $.10 per warrant, at any time following the issuance date upon not less than 30 days nor more than 60 days prior written notice if (a) the common stock underlying the warrants has been registered with the SEC, and (b) the closing price of the common stock exceeds a 200% premium of the exercise price of the warrants for 20 out of 30 consecutive trading days.

     The placement agent received a commission equal to 5% of the offering price of the units sold by them in the private placement, a commission equal to 2 1/2% on the 1,764,872 units purchased by Sunflower Capital, LLC and a financial advisory fee equal to 2% of the offering price of the units sold in the private placement and a warrant to purchase common stock equal to 5% of the shares of common stock underlying the units sold in the private placement at an exercise price of $1.15 per share.

     As part of the private placement, the Company entered into a registration rights agreement with each subscriber who purchased units in the private placement. Under the agreement, the Company,

                                 SIRICOMM, Inc.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                   (UNAUDITED)


as promptly as reasonably practicable after closing of the private placement but in no event later than 30 days following the closing, the Company is obligated to file a registration statement on Form SB-2, relating to the resale by the holders of the common stock underlying the units, warrants and placement agent warrant. If such registration statement is not filed within the required time frame, or does not become effective within 90 days after closing (or 120 days after closing, if the registration statement is subject to review by the SEC), the Company has agreed to pay to the investors 1% of the gross proceeds of the offering for each month in which the Company fails to comply with such requirements.

     Sunflower Capital, LLC, a limited liability company managed by William P. Moore, a director of the Company, purchased an aggregate of 1,764,872 units in the offering, which consisted of a new investment of $1,525,000 to purchase 1,326,087 units and the conversion of the note payable plus accrued interest in the amount of $4,602 to purchase 438,785 units. (See Note 3)

                          INDEX TO FINANCIAL STATEMENTS


                                                                         Page
                                                                       Reference

            Report of Independent Registered Public
            Accounting Firm                                              F-12

            Balance Sheet for the years ended September 30, 2005
            and 2004                                                     F-13

            Statements of Operations for the years ended
            September 30, 2005 and 2004                                  F-14

            Statements of Stockholders' Equity for the years
            ended September 30, 2005 and 2004                            F-15

            Statements of Cash Flows for the years ended
            September 30, 2005 and 2004                                  F-16

            Notes to Financial Statements for the years ended
            September 30, 2005 and 2004                        F-17 through F-25

             Report of Independent Registered Public Accounting Firm



Audit Committee, Board of Directors and Stockholders
SiriCOMM, Inc.
Joplin, Missouri


We have audited the accompanying consolidated balance sheets of SiriCOMM, Inc. as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SiriCOMM, Inc as of September 30, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses and negative operating cash flows which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BKD, LLP

BKD, LLP
Joplin, Missouri

November 9, 2005, except for Note 14 as
 to which the date is December 27, 2005

                                                 SIRICOMM, INC
                                           CONSOLIDATED BALANCE SHEETS
                                           SEPTEMBER 30, 2005 AND 2004


                                                                                        2005                2004
                                                                                        ----                ----
                                        ASSETS

Current Assets
Cash and cash equivalents                                                             $   931,787         $ 1,019,616
Accounts receivable                                                                        11,370                   -
Prepaid expenses and other                                                                  5,923              16,563
                                                                                      -----------         -----------

Total current assets                                                                      949,080           1,036,179
                                                                                      -----------         -----------

Property and Equipment, at cost
Equipment                                                                               2,547,001             111,818
Network equipment in progress of installation                                             258,326             646,000
                                                                                      -----------         -----------

                                                                                        2,805,327             757,818
Less accumulated depreciation                                                             412,956              62,032
                                                                                      -----------         -----------

                                                                                        2,392,371             695,786
                                                                                      -----------         -----------

Software, net of amortization                                                             145,042              19,934
                                                                                      -----------         -----------

Intangible assets, net of amortization                                                  2,215,593                   -
                                                                                      -----------         -----------

Total assets                                                                          $ 5,702,086         $ 1,751,899
                                                                                      ===========         ===========


                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Note payable to bank                                                                  $   407,346         $   122,000
Current maturities of  long-term debt                                                           -              25,000
Accounts payable                                                                          190,221              50,816
Accrued salaries                                                                          146,324             269,125
Other accrued expenses                                                                    112,083              45,928
Deferred revenue                                                                           46,561                   -
                                                                                      -----------         -----------

Total current liabilities                                                                 902,535             512,869
                                                                                      -----------         -----------

Total liabilities                                                                         902,535             512,869
                                                                                      -----------         -----------

Preferred stock - redeemable and convertible, Series A par value $.001; 500,000 shares authorized; 213,417 shares issued and outstanding; dividend rate of
  $0.025 per share per quarter commencing March 2004; liquidation preference of
  $1 per
  outstanding share cash payment                                                          272,107             250,765
                                                                                      -----------         -----------

Stockholders' Equity
Common stock - par value $.001; 50,000,000 shares authorized; shares issued and outstanding 2005 - 20,092,950 shares,
  2004 - 16,255,650 shares                                                                 20,089              16,252
Additional paid-in capital                                                             15,063,814           8,379,044
Deferred compensation                                                                    (631,176)           (722,016)
Retained deficit                                                                       (9,925,283)         (6,685,015)
                                                                                      -----------         -----------

Total stockholders' equity                                                              4,527,444             988,265
                                                                                      -----------         -----------

Total liabilities and stockholders' equity                                            $ 5,702,086         $ 1,751,899
                                                                                      ============        ===========

See Notes to Consolidated Financial Statements

                                                              F-13

                                                         SIRICOMM, INC.
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                             YEARS ENDED SEPTEMBER 30, 2005 AND 2004


                                                                               2005                         2004
                                                                               ----                         ----
      Revenues                                                             $    193,741                  $          -
                                                                           ------------                  ------------
      Operating Expenses:
      General and administrative                                              1,199,045                     1,823,959
      Salaries                                                                1,112,889                       663,115
      Satellite access fees                                                     711,702                             -
      Stock-based compensation                                                        -                        50,000
      Research and development                                                   50,260                        26,450
      Depreciation and amortization                                             356,090                        21,803
                                                                           ------------                  ------------

      Total operating expenses                                                3,429,986                     2,585,327
                                                                           ------------                  ------------

      Operating loss                                                         (3,236,245)                   (2,585,327)
                                                                           ------------                  ------------

      Other Income (Expense)
      Interest income                                                            22,570                         4,215
      Other income                                                                    -                        37,223
      Interest expense                                                          (26,593)                      (26,578)
      Loan costs                                                                      -                      (207,940)
                                                                           ------------                  ------------

                                                                                 (4,023)                     (193,080)
                                                                           ------------                  ------------

      Net loss                                                             $ (3,240,268)                 $ (2,778,407)
                                                                           ============                  ============

      Add: Dividends declared on preferred stock                                (21,342)                      (16,006)
                                                                           ------------                  ------------

      Loss available to common shareholders                                $ (3,261,610)                 $ (2,794,413)
                                                                           ============                  ============

      Net loss per share, basic and diluted                                $      (0.18)                 $      (0.19)
                                                                           ============                  ============

      Weighted average shares, basic and diluted                             18,407,888                    14,684,210
                                                                           ============                  ============

      See Notes to Consolidated Financial Statements

                                                              F-14

                                                        SIRICOMM, INC.
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                             YEARS ENDED SEPTEMBER 30, 2005 AND 2004




                                             Common Stock       Additional
                                        ----------------------   Paid-in      Deferred      Accumulated   Treasury
                                           Shares      Amount    Capital    Compensation      Deficit       Stock        Total
                                           ------      ------    -------    ------------      -------       -----        -----
Balance, October 1, 2003                 12,966,593   $12,967  $ 3,847,485   $        -     $(3,906,608) $ (458,838)  $  (504,994)
                                         ----------   -------  -----------   ----------     -----------  ----------   -----------
Fair value of conversion options added
  to preferred stock due to restatement                            (21,342)                                               (21,342)
Conversion of debt to equity                429,571       429      443,552                                                443,981
Stock issued for loan costs                   9,593        10       13,670                                                 13,680
Stock issued for services                   570,000       570    1,306,610     (722,016)                                  585,164
Stock warrants exercised                    176,000       176       87,824                                                 88,000
Stock options issued for services                                  137,000                                                137,000
Stock options exercised                      46,000        42       45,458                                                 45,500
Proceeds from stock issuance
  completed March 10, 2004; net of
  consideration of $95,000                1,925,000     1,925    1,828,075                                              1,830,000
Proceeds from stock issuance completed                                                                                          0
  completed May 4, 2004                     328,143       328    1,115,361                                              1,115,689
Issuance of options to employees, net                               50,000                                                 50,000
Accrued dividends on preferred stock                               (16,006)                                               (16,006)
Treasury stock retired                     (195,250)     (195)    (458,643)                                 458,838             0
Net loss                                                                                     (2,778,407)               (2,778,407)
                                         ----------   -------  -----------   ----------     -----------  ----------   -----------
Balance, September 30, 2004              16,255,650    16,252    8,379,044     (722,016)     (6,685,015)          -       988,265

Stock options and warrants exercised        121,800       122      206,678                                                206,800
Proceeds from stock issuance; net of
  consideration of $191,379               1,653,500     1,653    2,446,718                                              2,448,371
Proceeds from issuance of warrants                                  56,666                                                 56,666
Stock and warrants issued for services    2,062,000     2,062    3,996,050     (210,000)                                3,788,112
Vesting of deferred compensation                                                300,840                                   300,840
Accrued dividends on preferred stock                               (21,342)                                               (21,342)
Net Loss                                                                                     (3,240,268)               (3,240,268)
                                         ----------   -------  -----------   ----------     -----------  ----------   -----------
Balance September 30, 2005               20,092,950   $20,089  $15,063,814   $ (631,176)    $(9,925,283) $        -   $ 4,527,444
                                         ==========   =======  ===========   ==========     ===========  ==========   ===========

See Notes to Consolidated Financial Statements.

                                                              F-15

                                               SIRICOMM, INC.
                                    CONSOLIDATED STATEMENT OF CASH FLOWS
                                   YEARS ENDED SEPTEMBER 30, 2005 AND 2004


                                                                             2005               2004
                                                                             ----               ----
Operating Activities
Net loss                                                                  $(3,240,268)       $(2,778,407)
Items not requiring cash
Depreciation and software amortization                                        356,090             21,803
Loan costs                                                                          -            181,940
Stock-based compensation for services                                         106,313            822,245
Stock-based compensation to employees                                               -             50,000
Vested deferred compensation                                                  300,840                  -
Accrued interest forgiven                                                           -            (37,205)
Amortization of bandwidth access and license                                  396,387                  -
Changes in:
Accounts receivable                                                           (11,370)                 -
Other current assets                                                           10,640            538,045
Accounts payable                                                              139,405             (3,865)
Accrued expenses                                                              (56,646)            15,364
Deferred revenues                                                              46,561                  -
                                                                          -----------        -----------

Net cash flows used in operating activities                                (1,952,048)        (1,190,080)
                                                                          -----------        -----------
Investing Activities
Purchase of held to maturity investments                                     (494,935)                 -
Maturity of held to maturity investments                                      494,935                  -
Software development costs capitalized                                       (130,274)                 -
Purchase of property and equipment                                           (977,690)          (682,760)
                                                                          -----------        -----------

Net cash flows used in investing activities                                (1,107,964)          (682,760)
                                                                          -----------        -----------

Financing Activities
Borrowings under line of credit, net                                          285,346            122,000
Payment of notes payable                                                      (25,000)          (365,033)
Proceeds from exercise of stock options and warrants                          206,800            133,500
Proceeds from issuance of warrants                                             56,666                  -
Proceeds from sale of common stock                                          2,448,371          2,945,689
                                                                          -----------        -----------

Net cash flows provided by financing activities                             2,972,183          2,836,156
                                                                          -----------        -----------

Increase (Decrease) in Cash and Cash Equivalents                              (87,829)           963,316
Cash and Cash Equivalents, beginning of period                              1,019,616             56,300
                                                                          -----------        -----------

Cash and Cash Equivalents, end of period                                  $   931,787        $ 1,019,616
                                                                          ===========        ===========

Supplemental Cash Flows Information
Interest paid                                                             $    28,282        $    26,578
Common stock and warrants issued for goods and services net
  of deferred compensation                                                $ 3,590,000        $    85,122
Stock options issued  in exchange for prepaid consulting services         $    91,800        $         -
Conversion of debt or payables to equity                                  $         -        $   595,529
Common stock issued for loan costs                                        $         -        $    13,680
Deferred compensation                                                     $         -        $   721,667
Accrued dividends on preferred stock                                      $    21,342        $    16,006
Retirement of common stock shares to the treasury                         $         -        $   459,187


See Notes to Consolidated Financial Statements

                                                              F-16

                                 SiriCOMM, Inc.
                   Notes to Consolidated Financial Statements
                           September 30, 2005 and 2004


Note 1: Nature of Operations and Summary of Significant Accounting Policies

    Nature of Operations

        SiriCOMM, Inc.- Missouri (the "Company"), incorporated in the State of Missouri on April 24, 2000, ("SiriCOMM Missouri") has developed broadband wireless application service technologies intended for use in the transportation industries.

        As part of the transaction treated as a reverse merger on November 21, 2002, SiriCOMM, Inc. (f/k/a Fountain Pharmaceuticals, Inc.), a Delaware corporation (the "Company" or "SiriCOMM") completed the acquisition of all the issued and outstanding shares of SiriCOMM, Inc,- a Missouri corporation ("SiriCOMM Missouri"). An aggregate 9,622,562 shares of common stock were issued to SiriCOMM Missouri shareholders. Furthermore, the Company issued 1,922,000 shares to retire $1,000,000 of convertible notes issued by SiriCOMM Missouri.

        The Company commenced its initial product offering of Internet Services Providing in October 2004 and began revenue generation in December 2004. As the Company is providing services to customers, it no longer considers itself in the development stage.

    Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, SiriComm, Missouri. All significant intercompany accounts and transactions have been eliminated in consolidation.

    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents

        The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At September 30, 2005 and 2004, cash equivalents consisted primarily of money market accounts with banking institutions. Approximately $800,000 was held in one institution in excess of guaranteed amounts as of September 30, 2005.

    Accounts Receivable

        Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts if deemed necessary, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice.

        Accounts past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

    Property and Equipment

        Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is primarily computed using straight-line methods.

                     Description                          Assigned Lives
                     -----------                          --------------

                     Equipment                               5 years

    Software

        Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, costs incurred, including coding, testing and product quality assurance, are capitalized.

        Amortization is provided using the straight-line method over the estimated economic life of the software. Amortization commences when a product is available for general resale to customers. Unamortized capitalized costs determined to be in excess of the net realizable value of a product are expensed at the date of such determination. The Company has yet to amortize capitalized costs associated with internally developed software. Amortization expense for software acquired externally was $6,638 and $0 for 2005 and 2004, respectively.

    Intangible Assets

        The costs of licenses and satellite bandwidth access acquired are amortized over the estimated useful life of each asset. Annual amortization is computed using the straight-line method.

    Income Taxes

        Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized. The Company files consolidated income tax returns with its subsidiary.

    Preferred Stock - Redeemable and Convertible

        The Company authorized 500,000 shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), par value of $.001 per share, during fiscal year 2004. The shares may be converted to fully-paid and non-assessable shares of Common Stock at the option of the holder at $2.00 per share. The Series A Preferred Stock are redeemable at the option of the holder three years subsequent to the date of issuance at a redemption price equal to 110% of the stated value, plus an amount per share equal to all accrued and unpaid dividends.

        Cumulative preferred dividends in arrears for 2005 and 2004 were $37,348 and $16,006, respectively.

        In December 2003, the Company issued an aggregate of 213,417 shares of its Series A Preferred Stock pursuant to the conversion of an aggregate of $200,000 of debt due by the Company.

    Revenue Recognition

        Revenue from the sale of the Company's internet services are recognized ratably based on customer subscription rates and terms. Although Company management has the discretion to provide refunds due to customer cancellations, payments for internet services are generally non-refundable.

    Research and Development

        The Company incurs costs associated with computer software to be marketed in the future. Costs incurred in connection with establishing technological feasibility have been expensed as research and development costs.

    Advertising

        The Company incurred advertising expenses of $41,612 and $6,799 during 2005 and 2004, respectively.

    Net Loss Per Share

        Net loss per share represents the net loss available to common stockholders divided by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution which could occur if convertible preferred stock, warrants and stock options were converted into common stock. Diluted net loss per share is considered to be the same as basic net loss per share since the effect of the issuance of common stock associated with the convertible stock, warrants and stock options is anti-dilutive.

    Equity Incentive Plan

        At September 30, 2005, the Company has a stock-based equity incentive plan, which is described more fully in Note 9. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Certain stock-based employee compensation costs are reflected in net income for 2004 whereby certain options granted under the plan had an exercise price less than the market value of the underlying common stock on the grant date. The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                                           Year Ended December 31
                                                                          2005                2004
                                                                   ------------------------------------
           Net loss as reported                                      $  (3,240,268)     $  (2,778,407)
           Add back intrinsic values of options issued to employees             --             50,000
           Less:  Total stock-based employee compensation cost
             determined under the fair value based method, net of
             income taxes                                                 (131,393)          (280,469)
                                                                     -------------     --------------

           Pro forma net income                                      $  (3,371,661)    $   (3,008,876)
                                                                     =============     ==============

           Earnings (loss) per share:
               Basic and diluted - as reported                       $        0.18     $         0.19
                                                                     =============     ==============
               Basic and diluted - pro forma                         $        0.18     $         0.21
                                                                     =============     ==============

    Fair Value of Equity Instruments

        The valuation of certain items, including valuation of warrants or restricted stock that may be offered as compensation for goods or services received within its contracts, involve significant estimations with underlying assumptions judgmentally determined. Warrants are valued using the most reliable measure of fair value, such as the value of the goods or services rendered, if not obtainable, the valuation of warrants and stock options are then based upon a trinomial valuation model, which involves estimates of stock volatility, expected life of the instruments and other assumptions. As the Company's stock is thinly traded, the amounts recorded for equity instruments, which are based partly on historical pricing of the Company's stock, are subject to the assumptions used by management in determining the fair value.

    Reclassifications

        Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 financial statement presentation. These reclassifications had no effect on net earnings.

Note 2: Management's Consideration of Going Concern Matters

        The Company has incurred losses and negative operating cash flows for several years. The financial statements have been prepared using the going concern basis of accounting. This basis assumes realization of assets and liquidation of liabilities in the ordinary course of business. Since its inception, SiriCOMM has financed its activities primarily from short term loans and the placement of private equity. SiriCOMM has completed approximately 260 of the 400 sites which were part of its initial network. The Company commenced selling its InTouch(TM) Internet Service Provider design in December 2004.

        Additionally, as the long-term financial objectives of the Company requires funding to complete its plan to build an additional 500-750 sites in excess of the initial network and provide additional working capital, there can be no assurances that the Company will be able to raise the additional financing necessary to construct the balance of the Company's planned network. Although not currently planned, realization of assets in other than the ordinary course of business in order to meet liquidity needs could incur losses not reflected in these financial statements.

Note 3: Intangible Assets

        The carrying basis and accumulated amortization of recognized intangible assets at September 30, 2005 are noted below. The Company did not have any intangible assets as of September 30, 2004.

                                                          2005
                                            Gross Carrying     Accumulated
                                                Amount         Amortization
                                          ----------------   ----------------
           Amortized intangible assets
             License to operate hubs      $         91,800   $         18,360
             Bandwidth access                    2,520,180            378,027
                                          ----------------   ----------------

                                          $      2,611,980   $        396,387
                                          ================   ================

        Amortization expense of intangible assets for the years ended December 31, 2005 and 2004 was $396,387 and $0, respectively. Estimated amortization expense for each of the following five years is:

                     2006                       $         522,396
                     2007                                 522,396
                     2008                                 522,396
                     2009                                 522,396
                     2010                                 126,009

Note 4: Line of Credit

        The Company entered into a line of credit with Southwest Missouri Bank for the purchase of network infrastructure equipment. This note is 80% guaranteed by the US Department of Agriculture and is secured by the network equipment. This note is further personally guaranteed by SiriCOMM's majority shareholder. The note is a demand note, but if no demand is made then monthly payments of accrued interest at an initial rate of 5.5% on the guaranteed portion and 7.0% on the unguaranteed portion plus monthly principal payments of $2,358. The note is amortized over 59 months beginning Sept. 25, 2004 with a final payment on August 25, 2009. The Company may prepay the note at any time without penalty.

        The line of credit also has certain loan covenant requirements. As of September 30, 2005, the Company was not in compliance with certain working capital and debt service coverage ratios. The Bank has formally waived these requirements.

Note 5: Long-term Debt

                                                                       2005                  2004
                                                                      -----                  ----
          Unsecured note payable to an individual due
          March 3, 2004 accruing interest at 4%. The
          note was repaid during 2005.                              $       0             $25,000
                                                                    =========             =======


Note 6: Stockholders' Equity

    Common Stock

        The Company consummated a private placement during 2005 whereby the Company issued 319,000 common shares and certain warrants to purchase additional shares. The net proceeds from this placement were $550,580.

        During 2005, the Company consummated the private sale of common stock with another investor whereby 1,066,667 shares and a like number of warrants were issued for $1,600,000. The investor, Sunflower Capital, LLC, is managed by William P. Moore, who was subsequently elected to serve on the Company's Board of Directors and Audit Committee.

        During 2005, the Company received funds from the private sale of its securities to ten investors, including Sunflower Capital, LLC. The Company received $401,750 for issuing 267,833 common shares and certain warrants to purchase additional shares.

        Additional payments were made for fees associated with the above placements in the amount of $103,959. The fees were recorded as a reduction to the proceeds in Additional Paid in Capital.

        During 2005, the Company entered into a network installation agreement with Sat-Net Communications, Inc. ("Sat-Net"). Pursuant to the agreement, the Company issued to Sat-Net 2,000,000 shares of its common stock and 1,000,000 common stock purchase warrants exercisable for a period of three years at a price of $2.00 per share. The value of the transaction resulted in $3,590,000 in equity being recorded.

        Also during 2005, 62,000 common shares were issued for various services provided. The total equity value recorded based on these transactions was $106,312.

        During 2004, the Company completed the sale of 2,000,000 common shares and certain warrants to investors resulting in proceeds of $1,830,000. Among the investors in this offering was Terry W. Thompson, a director of the Company who purchased 100,000 shares.

        The Company also sold 328,143 common shares and certain warrants during 2004 which resulted in proceeds of $1,115,689.

        The Company issued an aggregate of 388,961 shares to individuals to convert $388,961 of debt to equity. Among the investors converting their debt was Terry W. Thompson, a director of the Company, who converted $50,600 of debt to common stock. Additionally, the Company issued 40,610 shares to the Company's SEC counsel as payment for $44,000 of legal services rendered to the Company.

        Also during 2004, the Company issued 570,000 common shares pursuant to three consulting arrangements. The total equity value recorded based on these transactions was $585,164.

    Additional Paid in Capital

        During 2005, the Company received $56,666 from William P. Moore, a director, in exchange for warrants to purchase common stock at a future date.

        Pursuant to an agreement entered into during 2005, the Company recorded $91,800 for the value of options granted as payment for a 5-year license agreement.

    Deferred Compensation

        In association with the Sat-Net agreement discussed above, the Company recorded $210,000 of deferred compensation to account for the value of warrants not vested at the time of issuance.

        During 2004, the Company entered into a consulting agreement for the issuance of 436,000 shares whereby 87,200 shares can be realized annually upon meeting certain performance measurements over a 5-year period. As of September 30, 2005 and 2004, 261,600 and 348,800 shares, respectively, were outstanding but potentially forfeitable if performance measures are not met by the consultant. As of September 30, 2005 and 2004, the Company has recorded a deferred compensation in the amount of $421,176 and $722,016, respectively, against equity to account for the potentially forfeitable shares. $300,840 of equity was realized to account for the 87,200 shares that vested during 2005.

    Non-Employee Warrants and Options

        The Company issued non-employee warrants and options during 2005 and 2004 for various purposes, including completion of consulting arrangements, private placements, and installation of network assets. Exercise dates of all non-employee warrants and options range from October 2005 to December 2013. A summary of the non-employee warrants and options activity for the years ended September 30, 2005 and 2004 is presented below.

                                                     2005                                   2004
                                                         Weighted-Average                      Weighted-Average
                                           Warrants      Exercise Price          Warrants       Exercise Price
                                  -------------------------------------------------------------------------------
        Outstanding,
           beginning of year               3,274,518    $         1.89                   --   $           --

              Granted                      3,600,855    $         2.50            3,493,018   $         1.93
            Exercised                       (112,800)   $         1.75             (218,500)  $         0.60
                                     ---------------                        ---------------

        Outstanding, end of year           6,762,573    $         2.22            3,274,518   $         1.89
                                     ===============                        ===============

        The following table summarizes information about non-employee warrants and options outstanding at September 30, 2005:
                                              Warrants and Options Outstanding

         Range of Exercise       Number      Weighted-Average Remaining  Weighted-Average Exercise
              Prices          Outstanding         Contractual Life                 Price
              ------          -----------         ----------------                 -----
           $0.50 - $1.00       478,700                 2.6 years                    $0.56

           $1.50 - $2.00     3,650,982                 1.9 years                    $1.95

           $2.40 - $2.50     1,696,400                 4.4 years                    $2.48

           $3.00 - $4.00       599,455                 3.8 years                    $3.11

           $4.50 - $4.75       377,036                 3.1 years                    $4.56

Note 7: Operating Leases

        The Company currently occupies 1,200 square feet within an office building and operates on a month-to-month lease. Rent expense for 2005 and 2004 was $14,900 and $29,700, respectively.

Note 8: Income Taxes

        The provision for income taxes includes these components:

                                                                                     2005               2004
                                                                              -----------------   -----------------
           Taxes currently payable                                            $              --   $              --
           Deferred income taxes                                                             --                  --
                                                                              -----------------   -----------------

                  Income tax expense (benefit)                                $               0  $                0
                                                                              =================  ==================


        A reconciliation of income tax expense at the statutory rate to the
Company's actual income tax expense is shown below:
                                                                                     2005               2004
                                                                              -----------------   -----------------
           Computed at the statutory rate (34%)                               $      (1,101,691)  $        (944,658)
           Increase (decrease) resulting from
               Nondeductible expenses                                                    72,114             170,316
               State income taxes                                                      (106,663)            (68,396)
               Changes in the deferred tax asset valuation allowance                  1,136,240             842,738
                                                                              -----------------   -----------------

                  Actual tax expense (benefit)                                $               0  $                0
                                                                              =================  ==================


        The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:
                                                                                     2005               2004
                                                                              -----------------   -----------------
             Deferred tax assets
               Stock-based compensation and loan costs                         $       385,842    $       230,088
               Accrued salaries                                                         44,520             87,500
               Start-up costs                                                          111,686            130,149
               Net operating loss carryforwards                                      2,355,235          1,057,841
               Other                                                                    17,322             17,500
                                                                               ---------------    ---------------
                                                                                     2,914,605          1,523,078
                                                                               ---------------    ---------------

             Deferred tax liabilities
               Depreciation                                                            (64,416)             (7,340)
               Stock-based bandwidth expenses                                          (82,801)                 --
               Software development costs                                              (43,713)                 --
               Network installation expenses                                           (71,697)                 --
                                                                               ---------------    ----------------
                                                                                      (262,627)             (7,340)
                                                                               ---------------    ----------------

                  Net deferred tax asset (liability) before
                    valuation allowance                                              2,651,978          1,515,738
                                                                               ---------------    ---------------

             Valuation allowance
               Beginning balance                                                     1,515,738            673,000
               Increase during the period                                            1,136,240            842,738
                                                                               ---------------    ---------------

               Ending balance                                                        2,651,978          1,515,738
                                                                               ---------------    ---------------

                  Net deferred tax asset (liability)                           $             0    $             0
                                                                               ===============    ===============

        The Company also has unused tax operating loss carryforwards of approximately $6,729,000 which expire between 2023 - 2025.

Note 9: Equity Incentive Plan

    Stock Option Plan

        The Company has adopted a stock option plan under which the Company may grant options that vest immediately to its employees for up to 3,000,000 shares of common stock. Pursuant to the stock option plan, the Company may issue to eligible persons, stock options, stock appreciation rights, restricted stock performance awards and bonus stock until May 15, 2012. The exercise price of each qualified incentive option is equal to the fair value of the Company's stock on the date of grant. The Company may issue non-qualified options at any price the Board of Directors deems fair. An option's maximum term is 10 years.


        A summary of the status of the plan at September 30, 2005 and 2004 and changes during the years then ended is presented below:

                                                        2005                                  2004
                                                           Weighted-Average                      Weighted-Average
                                               Shares       Exercise Price             Shares     Exercise Price
                                     -------------------------------------------------------------------------------
           Outstanding,
              beginning of year                 306,500    $         1.89                   --   $           --

               Granted                          136,000    $         1.84              310,000   $         1.88
               Exercised                         (9,000)   $         1.00               (3,500)  $         1.00
               Forfeited                        (10,000)   $         4.05                   --   $           --
                                        ----------------                       ----------------

           Outstanding, end of year             423,500    $         1.84              306,500   $         1.89
                                        ===============                        ===============

           Options exercisable,
              end of year                       418,000    $         1.83              250,500   $         1.40
                                        ===============                        ===============

        The fair value of options granted is estimated on the date of the grant using the fair value based method (tri-nomial model in 2005, Black-Scholes model in 2004) with the following weighted-average assumptions:
                                                                                   2005                2004
                                                                              --------------       ------------
           Dividend per share                                                       $ 0                $ 0
           Risk-free interest rate                                                 2-5%                2-5%
           Expected life of options                                              1-6 years           1-6 years
           Expected volatility                                                      75%                75%
           Weighted-average fair value of options granted during the
              year                                                                $  0.78            $  1.40

        The following table summarizes information about stock options under the plan outstanding at September 30, 2005:
                                                Options Outstanding                      Options Exercisable
                                     -------------------------------------------  ----------------------------------
                                         Weighted-Average
   Range of Exercise     Number       Remaining Contractual   Weighted-Average      Number      Weighted-Average
         Prices          Outstanding           Life              Exercise Price     Exercisable   Exercise Price
--------------------------------------------------------------------------------------------------------------------
     $1.00 - 2.00        343,500             8.7 years               $1.36         341,000            $1.36
         $3.40           25,000              4.4 years               $3.40         25,000             $3.40
     $4.05 - 4.50        55,000              6.1 years               $4.13         52,000             $4.14

Note 10: Related Party Transactions

        As described in Note 6, Sunflower Capital, LLC, purchased certain Company common stock and warrants during 2005. William P. Moore, managing member of Sunflower Capital, LLC, was also elected to serve on the Company's Board of Directors and Audit Committee in 2005.

        The Company repaid $9,787 in principal and interest during 2004 for a note payable issued previously lent to the Company by its Chief Executive Officer.

        The Chief Financial Officer was retained as a consultant to advise on strategic capital formation prior to his election as a Director and Chief Financial Officer. He was paid $37,500 in 2004 for services incurred prior to his employment.

Note 11: Disclosures About Fair Value of Financial Instruments

        The following methods were used to estimate the fair value of financial instruments.

        The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

    Notes Payable and Long-term Debt

        Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

        The following table presents estimated fair values of the Company's financial instruments at September 30, 2005 and 2004.

                                                          2005                               2004
                                               Carrying                           Carrying
                                                Amount          Fair Value          Amount          Fair Value
                                            -------------------------------------------------------------------------
        Financial assets
          Cash and cash equivalents         $      931,787   $      931,787    $    1,019,616   $      1,019,616

        Financial liabilities
          Notes payable and long-term debt  $      407,346   $      407,346    $      147,000   $        147,000

Note 12: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

    Contingencies

        On December 17, 2004, certain officers and directors of the Company were named defendants in a lawsuit entitled Greg Sanders v. Henry Hoffman et al. Messrs. Hoffman, Dilman, Mendez and Iler are officers and directors of the Company, Mr. Thompson is a director of the Company and Mr. Noland is a former officer and director of the Company. The action alleges fraud, misrepresentation and breach of fiduciary duty relating to a settlement agreement entered into between the Company and Mr. Sanders. The complaint seeks damages in excess of $9,600,000. The Company has paid and expects to pay all expenses relating to the defense of this matter. In management's opinion this case is without merit and the defendants intend on defending this matter vigorously.

Note 13: Commitments

    Employment agreements

        The Company has three executive employee agreements with certain officers and directors. As part of these agreements the Company is obligated to pay these individuals aggregate compensation of $425,000 annually through February 2006. These contracts were automatically renewed per their respective contracts requiring no further action by the Board.

Note 14: Subsequent Events

        On November 15, 2005, the Company purchased 90,000 shares of its common stock at a purchase price of $1.00 per share in an open market transaction. The stock repurchase was authorized by the Company's board of directors.

        On December 15, 2005, the Company issued 25,000 shares of its common stock to IRG pursuant to a consulting agreement dated November 30, 2005. The consulting agreement also requires the Company to issue an additional 15,000 shares on or before January 1, 2006 and 10,000 shares on or before February 1, 2006. Additionally, the consulting agreement calls for the issuance on January 15, 2006 of 50,000 four (4) year warrants with the following exercise prices:

                  16,666 at $1.25
                  16,667 at $1.35
                  16,667 at $1.45

        On December 27, 2005, the Company entered into a loan agreement with Sunflower Capital, LLC. The loan is in the principal amount of $500,000 and is evidenced by a Convertible Promissory Note due July 1, 2006. As consideration for Sunflower making the loan, the Company issued to Sunflower a warrant to purchase 200,000 shares of the Company's common stock at $1.26 per share. The warrant expires December 15, 2010.

        The note mandatorily converts into the Company's units consisting of one share of common stock and one redeemable common stock purchase warrant exercisable at $1.50 per share during the period commencing on the date of issuance and expiring five years thereafter. The note will convert into such units at the rate of $1.15 per unit upon the closing of a private placement as described in the loan agreement. In the event the private placement does not close, Sunflower Capital will have the option to convert the note into shares of the Company's common stock and common stock purchase warrants at a variable conversion price determined by taking the value weighted average price of the Company's common stock for the 20 trading days prior to the date the conversion notice is sent to the Company. In addition, the Company will issue to Sunflower Capital such number of warrants equal to the number of shares being issued upon conversion. The exercise price of such warrants shall be equal to the conversion price plus $0.25. These warrants will be exercisable for a period of five years from the date of issuance.

Note 15: Future Change in Accounting Principle

        On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows.

        The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition. The Company will be required to adopt Statement 123(R) at the beginning of the first interim or annual period beginning after December 15, 2005. The Company has not determined what financial statement impact Statement 123(R) will have on the Company.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION IS NOT PERMITTED. NO SALE MADE PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS SIRICOMM SINCE THE DATE OF THIS PROSPECTUS.

                                 SiriCOMM, Inc.

                        10,154,139 SHARES OF COMMON STOCK


                                   PROSPECTUS

_________, 2006

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Delaware General Corporation Law and our Bylaws provide for indemnification of the Registrant's officers and directors for liabilities and expenses that they may incur in such capacities. In general, the Registrant's directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Registrant's directors is limited as provided in the Registrant's Certificate of Incorporation.

The Registrant maintains directors and officers liability insurance with an aggregate coverage limit of $3,000,000.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

         SEC Registration Fee........................         $  2,390.28
         Printing and Engraving Expenses.............         $  2,500.00
         Legal Fees and Expenses.....................         $ 30,000.00
         Accountants' Fees and Expenses..............         $  7,500.00
         Miscellaneous Costs.........................         $  2,500.00
                                                              -----------
         Total.......................................         $ 44,890.28
                                                              ===========

All of these expenses, except for the SEC registration and filing fees, represent estimates only. We will pay all of the expenses of this offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On November 21, 2002, the Registrant completed the acquisition of all of the issued and outstanding shares of SiriCOMM, Inc. (Missouri). An aggregate of 9,712,867 shares were issued to SiriCOMM's 18 shareholders, including 5,762,303 issued to Henry P. Hoffman, the Registrant's President, CEO and Chairman, 1,098,331 issued to David N. Mendez, the Registrant's Executive V.P. - Sales and Marketing and a Director and 1,023,535 issued to Kory S. Dillman, the Registrant's Executive V.P. - Internet Business Development and a Director. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On January 7, 2003, the Registrant issued 29,525 shares of its common stock to David and Rebecca Seidl and issued 19,683 shares of its common stock to John Cesta and Patti Ann's Dreams, Inc. in connection with loans made to the Registrant in the aggregate amount of $125,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On January 7, 2003, the Registrant issued 868,000 shares of its common stock to Jeff Wasson and 1,054,000 shares of its common stock to Quest Capital Alliance, L.L.C., pursuant to the conversion of convertible debt in the aggregate of $1,000,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On February 12, 2003, the Registrant issued 9,842 shares of its common stock to Carlye Wannenmacher in connection with a loan made to the Registrant in the amount of $25,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On April 14, 2003, the Registrant issued 107,000 shares of its common stock to Finter Bank Zurich pursuant to the conversion of convertible debt in the principal amount of $100,000 plus $7,000 of accrued interest. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On July 23, 2003, the Registrant issued an aggregate of 39,366 shares of its common stock to four individuals including 9,842 shares to Terry W. Thompson, who later became a Director of the Registrant in August 2003, in connection with loans made to the Registrant in the aggregate amount of $100,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On August 18, 2003, the Registrant issued 55,944 shares of its common stock to The Research Works, Inc. pursuant to a letter agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On December 5, 2003, the Registrant issued 34,000 shares of its common stock to MCC Securities, Inc. pursuant to an agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On December 10, 2003, the Registrant issued an aggregate of 213,417 shares of its Series A Preferred Stock to Quest Capital Alliance L.L.C. (161,165) and William and Joy Fotsch (52,252) pursuant to the conversion of an aggregate of $200,000 of principal plus $13,417 of interest due by the Registrant. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

In November 2003, Robert J. Smith converted $154,443 of debt due to him by the Registrant into a like number of the Units comprised of shares and 3 year warrants exercisable at $2.00 per share.

On March 10, 2004 the Registrant closed the sale of 2,000,000 units ("Units") at $1.00 per unit to twenty-seven accredited investors. Each unit consists of one share of the Registrant's common stock and one three-year warrant exercisable at $2.00 per share. Among the investors in this offering was Mr. Terry W. Thompson, a director of the Registrant who purchased 100,000 Units. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

In February 2004, the Registrant issued an aggregate of 200,000 warrants to Clark Burns (100,000) and Philip Snowden (100,000). The warrants are exercisable for three (3) years at an exercise price of $.50 per share. The warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

On March 10, 2004 the Registrant issued 331,951 Units to five investors upon the conversion of an aggregate of $331,951 of debt due by the Registrant to these investors. Among the investors converting their debt was Mr. Terry W. Thompson, direct of the Registrant who converted $50,600 of debt into 50,600 Units. These Units were issued under the exemption from registration provided in Section 4(2) of the Act.

On March 18, 2004 the Registrant issued 27,656 units comprised of 27,656 shares and 27,656 three year warrants exercisable at $2.00 per share to Marvin and Donna McDaniel upon the conversion of $27,656 of debt due by the Registrant to the McDaniels. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

On April 7, 2004, the Registrant issued 436,000 shares of its common stock to Gunner Investments, Inc. pursuant to a consulting agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On April 7, 2004 the Registrant issued to the principals of Layne Morgan Technology Group an aggregate of 100,000 shares of its common stock and 150,000 three-year common stock purchase warrants exercisable at $1.50 per share pursuant to a consulting agreement. The shares and warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

On May 4, 2004 the Registrant closed the sale of 328,143 units at $3.40 per unit to fourteen accredited investors. Each unit consists of one share of the Registrant's common stock and one quarter (1/4) of a three-year warrant exercisable at $4.75 per share. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

On September 23, 2004, the Registrant issued 26,375 units comprised of 26,375 shares and 26,375 three year warrants exercisable at $2.00 per share to William and Susann Perkin upon the conversion of $26,375 of debt due by the Registrant to the Perkins. The units were issued under the exemption from registration provided in Section 4(2) of the Act

As of December 31, 2004, the Registrant consummated the private placement of its units pursuant to a Confidential Investment Proposal dated October 11, 2004 and amended on December 20, 2004. Each unit consisted of 50,000 shares of the common stock and a common stock warrant to purchase 37,500 shares of common stock . In the private placement, the Registrant sold an aggregate of 6.38 Units (319,000 shares of common stock and warrants to purchase 239,250 shares of common stock) for an aggregate purchase price of $638,000, or $100,000 per unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain certain anti-dilution rights and are redeemable by the Registrant, on terms specified in the warrants.

In connection with the December 2004 private placement, Laidlaw Co. (UK) Ltd. (f/k/a Sands Brothers International Limited) the placement agent, received a cash commission fee of nine (9%) of the gross proceeds to the Registrant of the securities sold at the closing, a payment of $30,000 representing the fees and expenses of its counsel in the Private Placement and warrants to purchase 31,900 shares of common stock, or ten percent (10%) of the shares of common stock sold in the private placement. These warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the warrants issued in the private placement.

In connection with the December 2004 private placement, the Registrant also agreed to file with the SEC a registration statement covering the shares of common stock issued in the private placement and the shares of common stock issued underlying the warrants issued in the private placement, including the warrant issued to the placement agent. The Company complied with the registration rights agreement that required the Company to file a registration statement and such statement becoming effective within 120 days. This relieved the Registrant of the penalty to pay to the investors 1% of the gross proceeds of the private placement for each thirty (30) day period in which the Registrant fails to comply with such requirements.

On January 5, 2005 the Registrant issued an aggregate of 85,000 shares of its common stock upon the exercise of a like number of warrants, exercisable at $2.00 per share. The warrants were originally issued in January 2004 pursuant to a private placement of the Registrant's units consisting of common stock and warrants. As an inducement to the investors exercising their warrants, the Registrant issued warrants for an aggregate of 63,750 new warrants to the investors. The new warrants entitle the holders to purchase shares of the Registrant's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain anti-dilution rights and are redeemable by the Registrant, in whole or in part, on terms specified in the warrants.

As a further inducement to the investors exercising their warrants, the Registrant also agreed to file with the SEC a registration statement covering the shares purchased by each investor as part of the units, the shares issued upon exercise of the warrants and the shares underlying the new warrants. The cash proceeds of the above sales of securities of the Registrant were used for general corporate purposes in developing the Registrant's planned services.

On February 7, 2005, the Registrant entered into a network installation agreement with Sat-Net Communications, Inc., pursuant to which Sat-Net agreed to provide the Registrant certain services in exchange for 2,000,000 shares of common stock, warrants to purchase 1,000,000 shares of common stock at an exercise price of $2.00 per share, and cash consideration. The Registrant has agreed to register the 2,000,000 shares held by Sat-Net pursuant to the terms of the network installation agreement.

On April 11, 2005, the Registrant consummated a private placement of 1,066,667 units to Sunflower Capital, LLC at an aggregate purchase price of $1,600,000, or $1.50 per unit. The units consisted of 1,066,667 shares of common stock and warrants to purchase 1,066,667 shares of common stock. The warrants entitle the holder to purchase shares of common stock for a period of five years from the date of issuance at an exercise price of $2.50 per share. In a separate transaction also consummated on April 11, 2005, the Registrant sold warrants to purchase 413,605 shares of common stock to Sunflower Capital, LLC at a purchase price of $53,333, or approximately $0.13 per warrant. These warrants entitle the holder to purchase shares of common stock for a period of five years from the date of issuance at an exercise price of $3.00 per share. These securities were issued under the exemption from registration provided in Section 4(2) of the Act.

In June 2005, the Company consummated the private sale of its securities to ten
(10) investors, including Sunflower Capital, LLC a limited liability company managed by William P. Moore, a director of the Company. The securities sold units comprised of shares of the Company's common stock and warrants to purchase shares of the Company's common stock. At the closing, the Company sold an aggregate of 267,833 units at an aggregate purchase price of approximately $401,750 or $1.50 per unit. At the closing, the Company delivered an aggregate of 267,833 shares and delivered warrants to purchase an additional 267,833 shares of the Company's common stock. The warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.50 per share. The warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

In a separate transaction the Company sold 25,850 warrants to Sunflower Capital, LLC at a purchase price of $3,333.50 or approximately $.13 per warrant. These warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five (5) years from the date of issuance at an exercise price of $3.00 per share. These warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in these warrants.

On July 8, 2005, the Company issued 15,000 shares of its common stock and 20,000 common stock purchase warrants to Interactive Resource Group ("IRG") pursuant to a consulting agreement. The warrants are exercisable for four (4) years and have varying exercise prices as set forth below:

         o        10,000 at $2.50;
         o        5,000 at $3.00; and
         o        5,000 at $4.00.

The shares and warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

On September 22, 2005, the Company issued 4,000 shares (valued at $6,000) of its common stock to Satellite Dish Communications ("SDC") in exchange for SDC's installation and removal of WLAN equipment purchased from Truckstop.net and located at various truck stops nationwide. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On September 22, 2005, the Company issued an aggregate of 200,000 warrants to Clark Burns (100,000) and Philip Snowden (100,000). The warrants are exercisable for five (5) years at an exercise price of $1.50 per share. The warrants were issued under the exemption form registration provided in Section 4(2) of the Act.

On December 15, 2005, the Company issued 25,000 shares of its common stock to IRG pursuant to a consulting agreement dated November 30, 2005. The consulting agreement also requires the Company to issue an additional 15,000 shares on or before January 1, 2006 and 10,000 shares on or before February 1, 2006. Additionally, the consulting agreement calls for the issuance on January 15, 2006 of 50,000 four (4) year warrants with the following exercise prices:

                  16,666 at $1.25
                  16,667 at $1.35
                  16,667 at $1.45

On December 27, 2005, the Company entered into a Loan Agreement with Sunflower Capital, LLC. The loan is in the principal amount of $500,000 and is evidenced by a Convertible Promissory Note due July 1, 2006. As consideration for Sunflower making the loan, the Company issued to Sunflower a warrant to purchase 200,000 shares of the Company's common stock at $1.26 per share. The warrant expires December 15, 2010.

As discussed below, the principal due under the Note plus accrued interest of $4,602 was converted into 438,785 units of the Company's securities.

The aforementioned securities have been and will be issued under the exemption from registration provided in Section 4(2) of the Act.

The cash proceeds of the above sales of securities of the Company were used for general corporate purposes in developing the Company's planned services.

On January 31, 2006, the Company consummated the private placement of its securities pursuant to a Placement Agent Agreement entered into between it and Sanders Morris Harris, Inc. as Placement Agent dated December 12, 2005. The securities sold were units consisting of one share of the Company's common stock, $.001 par value and one redeemable Common Stock purchase warrant. At the closing, the Company sold an aggregate of 4,692,263 units at an aggregate purchase price of $5,396,103 or $1.15 per unit. At the closing the Company delivered an aggregate of 4,692,263 shares and 4,692,263 warrants to the purchasers.

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. The warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. The Company may redeem the warrants, at a price of $.10 per warrant, at any time following the issuance date upon not less than 30 days nor more than 60 days prior written notice if (a) the Common Stock underlying the warrants has been registered with the SEC, and (b) the closing price of the Common Stock exceeds a 200% premium of the exercise price of the warrants for 20 out of 30 consecutive trading days.

In connection with the private placement, Sanders Morris Harris, Inc., the placement agent in the private placement, received a commission equal to 5% of the offering price of the units sold by them in the private placement, a commission equal to 2 1/2% on the 1,764,872 units by Sunflower Capital and a financial advisory fee equal to 2% of the offering price of the units sold in the private placement and a warrant to purchase 234,613 shares of common stock, or 5% of the units sold in the private placement. The warrants are exercisable for a period of five years at an exercise price of $1.15 per share and contain the same anti-dilution rights as the common stock warrant issued in the January 2006 private placement.

As part of the Private Placement, the Registrant entered into a registration rights agreement with each subscriber who purchased units in the Private Placement. Under the Registration Rights Agreement, the Registrant, as promptly as reasonably practicable after closing of the Private Placement but in no event later than 30 days following the closing, the Registrant is obligated to file a registration statement on Form SB-2, relating to the resale by the holders of the Common Stock underlying the units, warrants and Placement Agent Warrant. If such Registration Statement is not filed within the required time frame, or does not become effective within 90 days after closing (or 120 days after closing, if the Registration Statement is subject to review by the SEC), the Registrant has agreed to pay to the investors 1% of the gross proceeds of the offering for each month in which the Registrant fails to comply with such requirements.

Sunflower Capital, LLC, a limited liability company managed by William P. Moore, a director of the Registrant, purchased an aggregate of 1,764,872 units in the offering, which consisted of a new investment of $1,525,000.05 to purchase 1,326,087 units and the conversion of a $500,000 Convertible Promissory Note plus accrued interest in the amount of $4,602 to purchase 438,785 units.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.    ...Description

3.1 Certificate of Incorporation of the Registrant, filed March 23, 1989 (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed on January 4, 1990, Registration Number 33-32824 (the "Form S-1"))

3.2 Certificate of Amendment of Certificate of Incorporation, filed April 10, 1989 (Incorporated by reference to Exhibit 3.2 of the Form S-1)

3.3 Restated Certificate of Incorporation of the Registrant, filed November 13, 1989 (Incorporated by reference to Exhibit 3.3 of the Form S-1)

3.4 By-Laws of the Registrant (Incorporated by reference to Exhibit 3.4 of the Form S-1)

3.5 Certificate of Designation, Preference and Rights of Series A Preferred Stock (Incorporated by reference to Exhibit 3.5 of the Company's Current Report on Form 8-K filed on July 31, 1997 (July 1997 Form 8-K))

3.6 Amended and Restated Certificate of Incorporation of Fountain Pharmaceuticals, Inc. dated November 21, 2002, as filed in the office of the Secretary of State, State of Delaware on November 21, 2002. (Incorporated by reference to Exhibit 99.1 to the November 21, 2002 Form 8-K)

4.1 Copy of Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Form S-1)

4.2 Copy of Specimen Stock Certificate of Series A Preferred Stock (Incorporated by reference to Exhibit 4.3 to the July 1997 Form 8-K)

4.3 Form of Warrant issued to the principals of Layne Morgan (Incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004.)

4.4 Form of Warrant issued to investors on May 4, 2004 (Incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004.)

5.1               Opinion of Sommer & Schneider LLP*

10.1 Capital Stock Purchase Agreement between Fountain Holdings LLC, Joseph S. Schuchert, Jr. and Park Street Acquisition Corporation dated December 31, 2001. (Incorporated by reference to Exhibit 1.1 to the Registrant's Form 8-K Report dated December 31, 2001)

10.2 Capital Stock Purchase Agreement between Fountain Pharmaceuticals, Inc. and Park Street Acquisition Corp. dated December 31, 2001. (Incorporated by reference to Exhibit 1.2 to the Registrant's Form 8-K Report dated December 31, 2001)

10.3 Securities Exchange Agreement dated as of April 5, 2002 between the Company and the holders of the common stock of SiriCOMM, Inc. (Missouri) (Incorporated by reference to
                  Exhibit 2.1 to the November 21, 2002 Form 8-K)

10.4 Amendment to Securities Exchange Agreement dated as of June 5, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri) (Incorporated by reference to Exhibit 2.2 to the November 21, 2002 Form 8-K)

10.5 Amendment No. 2 to Securities Exchange Agreement dated as of November 21, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri) (Incorporated by reference to
                  Exhibit 2.3 to the November 21, 2002 Form 8-K)

10.6 Consulting Agreement dated July 2, 2003 between the Company and CLX & Associates (Incorporated by reference to Exhibit
                  10.1 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)

10.7 Consulting Agreement dated June 2, 2003 between the Company and The Research Works, Inc. (Incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)

10.8 Consulting Agreement and addendums dated May 30, 2003 between the Company and Staunton McLane LLC. (Incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)

10.9 Employment Agreement dated February 19, 2002 between the Company and Henry P. Hoffman (Incorporated by reference to
                  Exhibit 10.10 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

10.10 Employment Agreement dated February 19, 2002 between the Company and Kory S. Dillman (Incorporated by reference to
                  Exhibit 10.11 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

10.11 Employment Agreement dated February 19, 2002 between the Company and David N. Mendez (Incorporated by reference to
                  Exhibit 10.12 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

10.12 Letter to Staunton McLane from the Company dated November 28,2003 terminating the service agreement. (Incorporated by reference to Exhibit 10.13 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

10.13 Consulting Agreement dated April 22, 2004 between the Company and Layne Morgan Technology Group (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

10.14 Consulting Agreement dated April 22, 2004 between the Company and Gunner Investments, Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

10.15 Memorandum of Understanding between the Company and Christenson Transportation, Inc. (Incorporated by reference to
                  Exhibit 10.3 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

10.16 Memorandum of Understanding between the Company and Mark Sullivan (Incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

10.17             Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 to the Registrant's Form 8-K dated December 31,
                  2004)

10.18 Form of Common Stock Purchase Warrant (Incorporated by referenced to Exhibit 10.2 to the Registrant's Form 8-K dated December 31, 2004)

10.19 Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K dated January 5, 2005)

10.20 Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K dated January 5, 2005)

10.21 Network Access Service Agreement, dated February 7, 2005 between the Company and Idling Solutions, L.L.C. Incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-QSB for the quarter ended December 31, 2004)

10.22 Network Installation Agreement between the Company and Sat-Net Communications, Inc. dated February 7, 2005 (Incorporated by referenced to Exhibit 10.1 of Form 8-K dated February 7, 2005)

10.23 Form of Registration Rights Agreement (Incorporated by referenced to Exhibit 10.2 of Form 8-K dated February 7, 2005)

10.24 Form of Warrant (Incorporated by referenced to Exhibit 10.3 of Form 8-K dated February 7, 2005) 13.1 Consent of independent auditors 14.1 Code of Business Conduct (Incorporated by reference to Exhibit 14.1 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

10.25 Subscription Agreement, dated April 11, 2005, between the Registrant and Sunflower Capital, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed April 13, 2005).

10.26             Common Stock Purchase Warrant (incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 8-K filed April 13,
                  2005).

10.27             Common Stock Purchase Warrant (incorporated by reference to
                  Exhibit 10.3 to the Registrant's Form 8-K filed April 13,
                  2005).

10.28 Warrant Purchase Agreement dated April 11, 2005, between the Registrant and Sunflower Capital, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed April 13, 2005).

10.29             Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 of Form 8-K dated July 7, 2005)

10.30 Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.2 of Form 8-K dated July 7, 2005)

10.31 Warrant Agreement dated July 7, 2005 between the Registrant and Sunflower Capital, LLC (Incorporated by reference to Exhibit 10.3 of Form 8-K dated July 7, 2005)

10.32             Common Stock Purchase Warrant (Incorporated by reference to
                  Exhibit 10.4 of Form 8-K dated July 7, 2005)

10.33 Loan Agreement dated December 27, 2005, between the Registrant and Sunflower Capital, LLC (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 27, 2005)

10.34 Convertible Promissory Note dated December 27, 2006 issued to Sunflower Capital LLC (Incorporated by reference to Exhibit
                  10.2 of Form 8-K dated December 27, 2005)

10.35 Warrant issued to Sunflower Capital LLC dated December 27, 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 27, 2005)

10.36 Consulting Agreement dated November 15, 2005 between the Registrant and Interactive Resource Group, Inc. (Incorporated by reference to Exhibit 10.25 to the Registrant's Form 10-KSB for the year ended September 30, 2005)

10.37             Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 to the Registrant's Form 8-K dated January 31,
                  2006)

10.38 Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K dated January 31, 2006)

10.39 Form of Registration rights Agreement (Incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K dated January 31, 2006)

10.40             Form of Placement Agent Warrant (Incorporated by reference to
                  Exhibit 10.4 to the Registrant's Form 8-K dated January 31,
                  2006)

10.41 Placement Agent Agreement between the Registrant and Sanders Morris Harris, Inc. dated December 12, 2005 (Incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K dated January 31, 2006)


10.42 Service Agreement dated June 14, 2004, between the Registrant and ViaSat, Inc.**

10.43 Loan Agreement dated February 8, 2006 between the Registrant and Liberty Bank **

10.44 Service Agreement dated May 27, 2004 between the Registrant and Pilot Travel Centers LLC**

10.45 Service Agreement dated October 4, 2005 between the Registrant and Love's Travel Stops and Country Stores, Inc. **

10.46 Service Agreement dated December 20, 2005 between the Registrant and Petro Stopping Centers, LP**

14.2 Code of Ethics for Financial Executives (Incorporated by reference to Exhibit 14.2 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

14.3              Audit Committee Charter (Incorporated by reference to Exhibit
                  14.3 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2004)

23.1 Consent of Sommer & Schneider LLP is contained in Exhibit 5.1 to this Registration Statement*

23.2              Consent of BKD, LLP**

24.1 Power of Attorney is contained on the Signature page of this Registration Statement


* Filed with the initial filing of the Registration Statement on Form SB-2 ** Filed herewith.

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

         (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Joplin, State of Missouri, on this 31st day of March, 2006


                                   SIRICOMM, INC.


                                   By: /s/ Henry P. Hoffman
                                       -----------------------------------------
                                   Name:  Henry P. Hoffman
                                   Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Henry P. Hoffman and J. Richard Iler as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

       Name                          Title                            Date
       ----                          -----                            ----


/s/ Henry P. Hoffman   President, Chief Executive Officer      March 31, 2006
---------------------  and Chairman of the Board (principal
Henry P. Hoffman       executive officer)


/s/ David M. Mendez    Executive Vice President - Sales and    March 31, 2006
---------------------  Marketing and Director
David M. Mendez


/s/ Kory S. Dillman    Executive Vice President - Internet     March 31, 2006
---------------------  Business Development and Director
Kory S. Dillman


/s/ J. Richard Iler    Chief Financial Officer and Director    March 31, 2006
---------------------  (principal financial and accounting
J. Richard Iler        officer)


/s/ Terry W. Thompson  Director                                March 31, 2006
---------------------
Terry W. Thompson


/s/ William P. Moore   Director                                March 31, 2006
---------------------
William P. Moore